As Filed with the Securities and Exchange Commission on March 29, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Albertson’s, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	82-0184434
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

250 Parkcenter Boulevard

P.O. Box 20
Boise, Idaho 83726
Telephone: (208) 395-6200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John R. Sims, Esq.

Executive Vice President and General Counsel
Albertson’s, Inc.
250 Parkcenter Boulevard
Boise, Idaho 83706
Telephone: (208) 395-6200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Christopher M. Kelly, Esq. Jones Day North Point 901 Lakeside Avenue Cleveland, Ohio 44114	Robert Evans III, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered(1)	Per Unit(2)	Offering Price(2)	Registration Fee

Hybrid Income Term Security Units(3)	46,000,000	$25.00	$1,150,000,000	$145,705

Stock Purchase Contracts(4)

Senior Notes(5)

Common Stock, $1.00 par value per share	(6)		$1,150,000,000	$145,705(7)

Preferred Stock Purchase Rights(8)

Total			$2,300,000,000	$291,410

(1)	Includes Hybrid Income Term Security Units that may be purchased by the underwriters pursuant to an over-allotment option.

(2)	Exclusive of accrued interest and distributions, if any.

(3)	Each Hybrid Income Term Security Unit consists of a Stock Purchase Contract and, initially, $25 principal amount of Senior Notes.

(4)	Stock Purchase Contracts will be issued only as part of the Hybrid Income Term Security Units. Each Stock Purchase Contract obligates the holder, upon settlement, to purchase, and obligates us to sell to the holder, certain shares of our Common Stock equal to a settlement rate as described in the prospectus.

(5)	Senior Notes will be issued only as part of the Hybrid Income Term Security Units. This registration statement may also cover, and the prospectus, as amended or supplemented, may be used in connection with a remarketing of the Senior Notes, as necessary, at the time of any such remarketing, as described in the prospectus. Each Senior Note will initially be pledged to secure the obligation of the holder of a Stock Purchase Contract to purchase shares of our Common Stock.

(6)	There are being registered under this registration statement such indeterminate number shares of our Common Stock that we will issue upon settlement of the Stock Purchase Contracts as shall have a proposed maximum aggregate offering price of $1,150,000,000.

(7)	Calculated in accordance with Rule 457(o) of the Securities Act.

(8)	One Series A Junior Participating Preferred Stock share purchase right is attached to and trades with each share of our Common Stock. The terms of these rights are described in the Stockholder Rights Plan Agreement, as amended, incorporated into this registration statement by reference. These rights are not exercisable until the occurrence of events specified in the Stockholder Rights Plan Agreement. The value attributable to the rights, if any, is reflected in the market price of our Common Stock, and, accordingly, no separate fee is paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 29, 2004

Preliminary Prospectus

40,000,000 HITSTM*
(Initially Consisting of 40,000,000 Corporate Units)

ALBERTSON’S, INC.

           % Hybrid Income Term Security Units

     Each Unit will have a stated amount of $25 and will consist of a purchase contract issued by us and, initially, $25 principal amount of our senior notes, which we refer to as a Corporate Unit.

•	The purchase contract will obligate you to purchase from us, no later than May 16, 2007, for a price of $25 in cash, the following number of shares of our common stock, subject to anti-dilution adjustments:

•	if the average closing price of our common stock over the 20-trading day period ending on the third trading day prior to May 16, 2007 equals or exceeds $ , shares of our common stock;

•	if the average closing price of our common stock over the same period is less than $ but greater than $ , a number of shares of our common stock having a value, based on that 20-trading day average closing price, equal to $25; and

•	if the average closing price of our common stock over the same period is less than or equal to $ , shares of our common stock.

•	We will also pay you quarterly contract adjustment payments at a rate of % per year of the stated amount of $25 per Unit, as described in this prospectus.

•	The senior notes will initially bear interest at a rate of % per year, payable quarterly. The senior notes will be remarketed as described in this prospectus. Following a successful remarketing, the interest rate on the senior notes will be reset, the interest payment dates may be redetermined and the maturity date may be extended.

•	If there is a successful remarketing prior to the third business day immediately preceding May 16, 2007, or if a special event redemption described in this prospectus occurs prior to May 16, 2007, the senior notes comprising a part of the Corporate Units will be replaced by the Treasury portfolio described in this prospectus.

•	You can create Treasury Units from Corporate Units by substituting Treasury securities for the senior notes or your applicable ownership interest in the Treasury portfolio comprising a part of the Corporate Units, and you can recreate Corporate Units by substituting senior notes or your applicable ownership interest in the Treasury portfolio for the Treasury securities comprising a part of the Treasury Units.

•	The senior notes or, if substituted for the senior notes, the Treasury securities or your applicable ownership interest in the Treasury portfolio, as the case may be, will be pledged to us to secure your obligation under the related purchase contract.

     We will apply to list the Corporate Units on the New York Stock Exchange, but we cannot assure you that our listing application will be approved. Our common stock is traded on the New York Stock Exchange under the symbol “ABS.” The last reported sale price of our common stock on March 26, 2004 was $21.88 per share.

      Investing in the Units involves risks. See “Risk Factors” beginning on page 17 of this prospectus.

	Per Corporate Unit		Total

Public offering price		$25.00		$1,000,000,000

Underwriting discounts and commissions	$		$

Proceeds, before expenses, to Albertson’s, Inc	$		$

     We have granted the underwriters the right to purchase up to 6,000,000 additional Corporate Units to cover any over-allotments. The underwriters can exercise this right within the 30-day period starting on the date of this prospectus. The underwriters expect to deliver the Corporate Units to investors on or about                 , 2004.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     * “HITS” is a trademark of Banc of America Securities LLC.

Sole Book-Running Manager

Banc of America Securities LLC

                  , 2004

     You should rely only on the information contained in or incorporated by reference into this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference into this prospectus is accurate only as of the date on the front cover of this prospectus and the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

SUMMARY

      This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and our financial statements and the notes thereto incorporated by reference into this prospectus, before making an investment decision. Except as otherwise noted, all information in this prospectus assumes no exercise of the underwriters’ over-allotment option.

      Unless the context requires otherwise, references to “Albertsons,” “we,” “our” or “us” refer to Albertson’s, Inc., a Delaware corporation, and its consolidated subsidiaries. Our most recent fiscal year ended on January 29, 2004.

Albertson’s, Inc.

      Albertsons is incorporated under the laws of the State of Delaware and is the successor to a business founded by J. A. Albertson in 1939. Based on sales, we are one of the largest retail food and drug chains in the world. Our stores are operated under the banners of Albertsons, Albertsons Express, Albertsons-Osco, Albertsons-Sav-on, Jewel, Jewel-Osco, Acme, Sav-on Drugs, Osco Drug, Max Foods and Super Saver Foods.

      As of January 29, 2004, we operated 2,305 retail stores in 31 states. These retail stores consist of 1,351 combination food-drug stores, 707 stand-alone drug stores and 247 conventional and warehouse stores. We also operated 228 fuel centers near existing stores. Our retail operations are supported by our 17 major distribution centers. Our distribution centers provide products exclusively to our retail stores.

Strategy

      We have identified five strategic imperatives that focus our business and serve as a guide and a filter for our initiatives and actions. These strategic imperatives, and some of the actions that we have taken in furtherance of these imperatives, are:

      Aggressive cost and process control. In July 2001, we launched an ambitious restructuring program. As part of the effort, we committed to take $750 million out of our cost structure by the end of 2004. In March 2004, we raised this goal to $1.0 billion of cost savings by the end of 2005. By fiscal year-end 2003, we had achieved $609 million of cost savings, putting us ahead of schedule. To achieve our goal, each main category of expense, including labor, is monitored by our management. We believe we are becoming more competitive by bringing best practices to every area of our organization, eliminating bureaucracy as well as streamlining processes in our stores, distribution centers and corporate headquarters. The next major focus in our cost reduction and process control effort centers around improving and optimizing our supply chain efficiency.

      Maximize return on invested capital. Our goal is to hold a number one or number two market share in a geographic area, or have a plan of action that provides management with a reasonable expectation of achieving this goal in order to continue to maintain an investment in that area. To ensure that our capital investment program is focused on furthering this goal, we have a formal process to review and measure all significant investments in corporate assets. In 2003, our investment committee analyzed every significant capital expenditure, approving only those that we believe add stockholder value and improve our ability to serve our customers. Among the results were investments in 79 new stores and the remodeling of 192 stores in our network. Also as a result of this process, we have disposed of a number of non-strategic or under-performing assets, scrutinizing both individual assets as well as groups of assets on a market-by-market basis. We have closed or disposed of 401 stores and two distribution centers since mid-2001 that were either non-strategic or under-performing. On January 30, 2004, we announced a new organizational structure in our Dallas/Fort Worth division intended to eliminate layers of management and streamline operations and, on February 20, 2004, we announced a plan to further consolidate our 11 divisions to seven and add an eighth division to develop new retail selling formats, including price impact stores.

      Customer-focused approach to growth. We believe that our customer-focused approach to growth backed by our promise to “Make Life Easier for our Customers” is positioning our banners and brands better than the competition to win customers. Among our customer-focused initiatives is our company-wide service program “Service First, Second to None,” which is intended to reinvigorate our employees’ focus on customer service. We are also expanding our decade-long development of the dual branding format that provides food and drugstore offerings in one location under multiple banners. In addition, our merchandising strategy is meant to offer a broad array of products and time-saving services to address our customers’ lifestyle demands. We sell both the most recognized brands in America as well as products under our premium private label, Essensia. As of January 29, 2004, we had launched approximately 125 products under the Essensia label. Being responsive to our customers has enabled us to become one of the largest food and drug retailers in the world. We intend to drive sales and earnings growth by investing many of the savings from our cost and process control programs back into these and other customer-focused initiatives.

      Company-wide focus on technology. We are committed to building stockholder value by embracing technologies that make our processes more efficient and enable us to better serve our customers. For example, we are implementing technology solutions in our supply chain operations to improve our inventory ordering and tracking, as well as to facilitate the alignment of distribution with the marketing organization to better forecast product demand. During the last fiscal year, we continued the aggressive deployment of the 3,900 self-checkout terminals that we acquired during 2003 and now have a base of over 1,500 terminals across 384 stores. Additionally, we piloted an innovative personal shopping system, Shop N Scan, in two markets that enables customers to scan their own items with a handheld device and receive alerts about specials across the store. We believe that our new technology initiatives allow our associates to benefit from better information technology and leading edge systems that, in the end, enable them to serve our customers better each day.

      Energized associates. We believe that a team of energized associates that shares a positive attitude will help us achieve our goal to become the best food and drug retailer in the world. We have re-engineered our compensation programs to reward performance, improved communications to keep associates better informed, streamlined our training and education programs and revised benefit plans to reduce costs. We also realigned processes and programs to provide new opportunities for associates to achieve their professional goals. Our leadership team is expected to set the example by creating an uplifting atmosphere for associates and to inspire positive attitudes throughout Albertsons. We believe that energized associates are motivated to do their best work and care about customers, service and sales, which ultimately makes us successful.

Recent Developments

      Southern California Labor Dispute. On February 28, 2004, members of the United Food and Commercial Workers union in southern California ratified new collective bargaining agreements to end their strike at one of our competitors and our subsequent lock-out of these employees that began in October 2003. Under the new collective bargaining agreements, we will fund a one-time contribution to the union health and welfare fund and make strike ratification bonus payments to our employees. We expect the new agreements will allow us to compete more effectively with nontraditional retailers as we invest the contract savings in the form of lower prices to our customers.

      Shaw’s Acquisition. On March 25, 2004, we entered into a stock purchase agreement with J Sainsbury plc and JS USA Holdings Inc. to acquire all of the outstanding capital stock of the entities which conduct J Sainsbury’s U.S. retail grocery store business, which we refer to as Shaw’s, for approximately $2.1 billion in cash, as well as the assumption of approximately $368 million in capital leases. Shaw’s operates approximately 200 grocery stores under the banners Shaw’s and Star Markets in the New England area, where Shaw’s has leading market shares within its major markets. Shaw’s had sales of approximately $4.6 billion for the fiscal year ended February 28, 2004.

      If this offering is completed on or prior to the closing date of the acquisition, we intend to use the net proceeds from this offering and a combination of cash-on-hand and commercial paper to finance the acquisition. The commercial paper would be backed by our existing credit facilities.

      If this offering is not completed on or prior to the closing date of the acquisition, we intend to use a combination of cash-on-hand and commercial paper to finance the acquisition. The commercial paper would be backed by our existing credit facilities and a new senior revolving bridge facility. We would then use the net proceeds from this offering to repay commercial paper backed by our new senior revolving bridge facility.

      The acquisition of Shaw’s is expected to close in the second quarter of 2004 following the satisfaction or waiver of certain closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act and the completion of Shaw’s fiscal year ended February 28, 2004 financial statement audit reflecting a specified minimum EBITDA. Because of the goodwill that is expected to be generated as a result of the acquisition, we will have to obtain prospective waivers from the lenders under two of our existing credit facilities in order to remain in compliance with the consolidated tangible net worth covenants contained in these facilities. No amounts were outstanding under these facilities as of January 29, 2004.

Additional Information

      Our general offices are located at 250 Parkcenter Boulevard, Boise, Idaho 83706, and our telephone number is (208) 395-6200. Our website is www.albertsons.com. The information on our website does not form a part of this prospectus.

Summary Consolidated Financial Data

      The following table sets forth our summary consolidated financial data as of and for the years ended January 29, 2004, January 30, 2003 and January 31, 2002. The summary consolidated financial data are derived from our audited consolidated financial statements. You should read the summary consolidated financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes thereto set forth in our Annual Report on Form 10-K for the year ended January 29, 2004, which is incorporated by reference into this prospectus.

	52 Weeks Ended

	January 29,	January 30,	January 31,
	2004	2003	2002

	(dollars in millions,
	except per share data)
Income Statement Data:
Sales	$35,436	$35,626	$36,605
Earnings from continuing operations	556	865	496
Net earnings	556	485	501
Net earnings as a percent of sales	1.57%	1.36%	1.38%
Common Stock Data:
Earnings per share from continuing operations:
Basic	$1.51	$2.18	$1.22
Diluted	1.51	2.17	1.22
Net earnings per share:
Basic	$1.51	$1.22	$1.23
Diluted	1.51	1.22	1.23
Cash dividends per share	$0.76	$0.76	$0.76
Balance Sheet Data (at period end):
Total assets	$15,394	$15,211	$15,981
Long-term debt and capitalized lease obligations	4,804	5,257	5,336
Stockholders’ equity	5,381	5,197	5,915
Other Data:
Ratio of earnings to fixed charges(1)	2.57x	3.39x	2.44x

(1)	Earnings consist of earnings from continuing operations before income taxes and fixed charges (excluding interest capitalized). Fixed charges consist of interest and the portion of rental expense deemed representative of the interest factor.

The Offering

What are Units?

      Units may be either Corporate Units or Treasury Units, as described below. The Units in this offering will initially consist of 40,000,000 Corporate Units (or 46,000,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $25. You can create Treasury Units from the Corporate Units in the manner described below under “How can I create Treasury Units from Corporate Units?”

What are the components of a Corporate Unit?

      Each Corporate Unit consists of a purchase contract and, initially, $25 principal amount of our senior notes. The senior note that is a component of a Corporate Unit is owned by you, but it will be initially pledged to us to secure your obligation under the related purchase contract. If the senior notes are successfully remarketed on the third business day preceding February 16, 2007 (the date three months prior to the purchase contract settlement date), or if a special event redemption occurs prior to May 16, 2007, in each case as described in this prospectus, the senior notes comprising part of the Corporate Units will be replaced by the Treasury portfolio described below under “What is the Treasury portfolio?,” and your applicable ownership interest in the Treasury portfolio will then be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

What is a purchase contract?

      Each purchase contract that is a component of a Unit obligates the holder of the purchase contract to purchase, and obligates us to sell, no later than May 16, 2007, which we refer to as the purchase contract settlement date, for $25 in cash, a number of newly issued shares of our common stock equal to the “settlement rate.” The settlement rate will be calculated, subject to adjustment under the circumstances set forth in “Description of the Purchase Contracts — Anti-Dilution Adjustments,” as follows:

•	if the applicable market value of our common stock is equal to or greater than $ , which we refer to as the threshold appreciation price, the settlement rate will be shares of our common stock;

•	if the applicable market value of our common stock is less than the threshold appreciation price but greater than $ , which we refer to as the reference price, the settlement rate will be a number of shares of our common stock equal to $25 divided by the applicable market value; and

•	if the applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be shares of our common stock.

      “Applicable market value” means the average of the closing price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date, subject to anti-dilution adjustments. The reference price equals the reported last sale price of our common stock on the New York Stock Exchange on                     , 2004. The threshold appreciation price represents a           % appreciation over the reference price.

Can I settle the purchase contract early?

      You can settle a purchase contract at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date by paying $25 cash, in which case                     shares of our common stock (equal to the stated amount divided by the threshold appreciation price) will be issued to you pursuant to the purchase contract. In addition, if we are involved in a merger in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, which we refer to as a cash merger, you will have the right to accelerate and settle the purchase contract early at the settlement rate in effect immediately prior to the closing of that merger.

      Your early settlement right is subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933 in effect covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required by U.S. federal securities laws, we will use reasonable best efforts to (1) have a registration statement in effect covering those shares of common stock and other securities to be delivered in respect of the purchase contracts being settled, and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right.

What is a Treasury Unit?

      A Treasury Unit is a unit created from a Corporate Unit and consists of a purchase contract and a 2.5% undivided beneficial interest in a zero-coupon U.S. Treasury security with a principal amount of $1,000 that matures on May 15, 2007 (CUSIP No.                     ), which we refer to as a Treasury security. The interest in the Treasury security that is a component of a Treasury Unit will be owned by you, but will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

How can I create Treasury Units from Corporate Units?

      Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units as a result of a successful remarketing on the third business day preceding February 16, 2007 or a special event redemption prior to May 16, 2007, each holder of Corporate Units will have the right, at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date, to substitute for the related senior notes held by the collateral agent, Treasury securities in a total principal amount at maturity equal to the aggregate principal amount of the senior notes for which substitution is being made. Because Treasury securities are issued in integral multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 40 Corporate Units. If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, holders of Corporate Units will have the right, at any time on or prior to the second business day immediately preceding the purchase contract settlement date, to substitute Treasury securities for the applicable ownership interest in the Treasury portfolio as a component of the Corporate Unit, but holders of Corporate Units can only make this substitution in integral multiples of                     Corporate Units. Each of these substitutions will create Treasury Units, and the applicable senior notes or applicable ownership interest in the Treasury portfolio will be released to the holder and be separately tradable from the Treasury Units.

How can I recreate Corporate Units from Treasury Units?

      Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, each holder of Treasury Units will have the right, at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date, to substitute for the related Treasury securities held by the collateral agent, senior notes having a principal amount equal to the aggregate principal amount at maturity of the Treasury securities for which substitution is being made. Because Treasury securities are issued in integral multiples of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 40 Treasury Units. If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, holders of Treasury Units will have the right, at any time on or prior to the second business day immediately preceding the purchase contract settlement date, to substitute the applicable ownership interest in the Treasury portfolio for the Treasury securities as a component of the Treasury Units, but holders of Treasury Units can only make this substitution in integral multiples of                     Treasury Units. Each of these substitutions will recreate Corporate Units and the applicable Treasury securities will be released to the holder and be separately tradable from the Corporate Units.

What payments am I entitled to as a holder of Corporate Units?

      Holders of Corporate Units will be entitled to receive quarterly cash distributions consisting of interest payments calculated at the rate of           % per year on senior notes (or distributions on the applicable ownership interest in the Treasury portfolio if the senior notes have been replaced by the Treasury portfolio), and contract adjustment payments payable by us at the rate of           % per year on the stated amount of $25 per Corporate Unit until the earlier of the purchase contract settlement date, the early settlement date (in the case of a cash merger early settlement) and the most recent quarterly payment date on or before any other early settlement of the related purchase contracts (in the case of early settlement other than upon a cash merger). Our obligations with respect to the contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our senior indebtedness.

What payments will I be entitled to if I convert my Corporate Units to Treasury Units?

      Holders of Treasury Units will be entitled to receive quarterly contract adjustment payments payable by us at the rate of           % per year on the stated amount of $25 per Treasury Unit. There will be no distributions in respect of the Treasury securities that are a component of the Treasury Units but the holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the senior notes that were released to them when they created the Treasury Units as long as they continue to hold the senior notes.

Does Albertsons have the option to defer current payments?

      No, Albertsons does not have the right to defer the payment of contract adjustment payments in respect of the Units or the payment of interest on the senior notes.

What are the payment dates for the Units?

      The payments described above in respect of the Units will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing on August 16, 2004.

What is remarketing?

      Except as described below, the senior notes held by Corporate Unit holders as part of a Corporate Unit will be remarketed on the third business day immediately preceding February 16, 2007 (the date three months prior to the purchase contract settlement date), which we refer to as the initial remarketing date.

      The remarketing agent will use its commercially reasonable efforts to obtain a price for the remarketed senior notes equal to 100.25% of the purchase price for the Treasury portfolio, but in no event will the price be below 100.00% of the purchase price for the Treasury portfolio. To obtain that price, the remarketing agent may reset the interest rate on the senior notes, as described below.

      Following a successful remarketing of the senior notes on the initial remarketing date, the portion of the proceeds from the remarketing equal to the Treasury portfolio purchase price will be applied to purchase the Treasury portfolio. The Corporate Unit holder’s applicable ownership interest in the Treasury portfolio will be substituted for the senior notes as a component of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holder’s obligation under the purchase contracts. On the purchase contract settlement date, a portion of the proceeds from the Treasury portfolio equal to the principal amount of the senior notes will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase common stock under the purchase contracts and proceeds from the Treasury portfolio equal to the interest payment (assuming no reset of the interest rate) that would have been due on the senior notes on May 16, 2007 will be paid to the holders of the Corporate Units.

      The remarketing agent will first deduct, as a remarketing fee, an amount not exceeding 25 basis points (.25%) of the Treasury portfolio purchase price from any proceeds from the remarketing of the senior notes in excess of the Treasury portfolio purchase price. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders of the remarketed notes. To the extent that the excess of the proceeds from the remarketing of the senior notes over the Treasury portfolio price is less than 25 basis points (.25%) of the Treasury portfolio purchase price, we will be required to pay the remarketing agent the shortfall.

      If the remarketing of the senior notes on the initial remarketing date fails or does not occur because a condition precedent, such as the registration requirement described below, is not satisfied, the remarketing agent will use its commercially reasonable efforts to remarket the senior notes on the third business day immediately preceding the purchase contract settlement date, which we refer to as the final remarketing date, at a targeted price of 100.25% (but in no event less than 100.00%) of the principal amount of the senior notes remarketed.

      If the remarketing of the senior notes on the final remarketing date is successful, a portion of the proceeds from this remarketing equal to the aggregate principal amount of the senior notes sold in the remarketing that comprised part of the Corporate Units will automatically be applied to satisfy in full each Corporate Unit holder’s obligations to purchase common stock under the related purchase contracts on the purchase contract settlement date. The remarketing agent will first deduct, as a remarketing fee, an amount not exceeding 25 basis points (.25%) of the aggregate principal amount of the remarketed senior notes from proceeds from the remarketing in excess of the aggregate principal amount of the senior notes remarketed. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders of the remarketed notes. To the extent that the excess of the proceeds from the remarketing of the senior notes over the aggregate principal amount of senior notes remarketed is less than 25 basis points (.25%) of such aggregate principal amount, we will be required to pay the remarketing agent the shortfall.

      Remarketing on any remarketing date will be considered successful and no further attempts will be made if the resulting proceeds are at least 100.00% of the Treasury portfolio purchase price in the case of a remarketing on the initial remarketing date or 100.00% of the aggregate principal amount of the senior notes in the case of the final remarketing date.

      The interest rate on senior notes may be reset, the interest payment dates may be redetermined and the maturity date of the senior notes may be extended on the reset date. See “When will the interest rate on the senior notes be reset and what is the reset rate?,” “What is the maturity of the senior notes?” and “How can the senior notes change as a result of the remarketing?”. Any extension of the maturity date that will become effective on the reset date will be announced by us prior to a remarketing attempt and will, if the remarketing is successful, take effect on the reset date, which will be the third business day immediately following the date of the successful remarketing. The reset rate on the senior notes will be determined on the date that the remarketing agent is able to successfully remarket the senior notes and will become effective from the reset date.

How can the senior notes change as a result of the remarketing?

      As described above under “What is the remarketing?,” the interest rate on the senior notes may be reset in connection with a successful remarketing. In addition, following a successful remarketing on any remarketing date, the interest payment dates may be redetermined and interest will be payable semi-annually instead of quarterly. In connection with a remarketing, we may also elect, in our sole discretion, to change the stated maturity of the senior notes. In addition, we may elect to add any additional financial covenants as we may determine.

What happens if the senior notes are not successfully remarketed?

      If the senior notes have not been successfully remarketed on or prior to the final remarketing date, the interest rate on the senior notes will not be reset and holders of all senior notes will have the right to put the senior notes to us on the purchase contract settlement date at a put price equal to $25 per senior note plus accrued and unpaid interest. A holder of a senior note that is part of a Corporate Unit will be deemed to have automatically exercised this put right unless, prior to 11:00 a.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, such holder provides a written notice of an intention to settle the related purchase contract with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the collateral agent $25 in cash. Unless a Corporate Unit holder has settled the related purchase contracts with separate cash prior to the purchase contract settlement date, such holder will be deemed to have elected to apply a portion of the proceeds of the put price equal to the principal amount of the senior notes against such holder’s obligations to us under the related purchase contract, thereby satisfying such obligations in full, and we will deliver to such holder our common stock pursuant to the related purchase contract.

Do I have to participate in the remarketing?

      You may elect not to participate in any remarketing and to retain the senior notes underlying your Corporate Units by (1) creating Treasury Units at any time on or prior to the second business day prior to either of the remarketing dates, or (2) if the initial remarketing attempt has failed, notifying the purchase contract agent of your intention to pay cash to satisfy your obligation under the related purchase contracts on or prior to the fifth business day before the purchase contract settlement date and delivering the cash payment required under the purchase contracts to the collateral agent on or prior to the fourth business day before the purchase contract settlement date. Following a successful remarketing prior to the third business day immediately preceding the purchase contract settlement date, holders of Treasury Units can recreate a Corporate Unit, at any time prior to the second business day immediately preceding the purchase contract settlement date, as described under “How can I recreate Corporate Units from Treasury Units?” If there is a successful remarketing, the reset rate will apply to your notes regardless of whether you elect to participate in the remarketing.

What is the Treasury portfolio?

      If there is a successful remarketing prior to the third business day preceding the purchase contract settlement date or if a special event redemption described under “Description of the Senior Notes — Optional Redemption — Special Event” occurs prior to the purchase contract settlement date, the senior notes will be replaced by the Treasury portfolio. The Treasury portfolio is a portfolio of U.S. Treasury securities consisting of:

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to May 15, 2007 in an aggregate amount equal to the aggregate principal amount of the senior notes included in Corporate Units, and,

•	either:

(1) in the case of a successful remarketing prior to the third business day preceding the purchase contract settlement date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to May 15, 2007 in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on May 16, 2007 on the principal amount of the senior notes included in the Corporate Units, or

(2) in the case of a special event redemption, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the business day immediately preceding each scheduled interest payment after the date of the special event redemption and on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on such interest payment date on the principal amount of the senior notes included in the Corporate Units.

If I am holding a senior note as a separate security from the Corporate Units, can I still participate in a remarketing of the senior notes and do I also have a put right in the event that the final remarketing is not successful?

      Holders of senior notes that are not part of the Corporate Units may elect, in the manner described in this prospectus, to have their senior notes remarketed by the remarketing agent along with the senior notes included in the Corporate Units. See “Description of the Senior Notes — Optional Remarketing.” Such holders may also participate in any remarketing by recreating Corporate Units from their Treasury Units at any time on or prior to the second business day immediately prior to either of the remarketing dates.

      Holders of senior notes that are not part of a Corporate Unit may exercise their put right upon a failed final remarketing by providing written notice at least two business days prior to the purchase contract settlement date. The put price will be paid to such holder on the purchase contract settlement date.

Besides participating in a remarketing, how else can I satisfy my obligation under the purchase contracts?

      Holders of Corporate Units or Treasury Units may also satisfy their obligations, or their obligations will be terminated, under the purchase contracts as follows:

•	through early settlement as described under “Can I settle the purchase contract early?” above;

•	if the initial remarketing attempt has failed, through cash settlement prior to the final remarketing date in the case of holders of Corporate Units, unless the Treasury portfolio has replaced the senior notes as a part of the Corporate Units, by notifying the purchase contract agent on or prior to the fifth business day prior to May 16, 2007 and delivering the cash payment required under the related purchase contracts on or prior to the fourth business day immediately prior to May 16, 2007;

•	through the automatic application of the proceeds of the Treasury securities in the case of the Treasury Units or proceeds from the Treasury portfolio equal to the principal amount of the senior notes in the case of Corporate Units if the Treasury portfolio has replaced the senior notes as a component of the Corporate Units;

•	through the exercise of the put right as described under “What happens if the senior notes are not successfully remarketed?,” if no successful remarketing has occurred and none of the above events has taken place; or

•	without any further action, upon the termination of the purchase contracts as a result of our bankruptcy, insolvency or reorganization.

      If the holder of a Corporate Unit or Treasury Unit settles a purchase contract early (other than in a cash merger early settlement), or if the holder’s purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, such holder will have no right to receive any accrued contract adjustment payments.

What interest payments will I receive on the senior notes?

      Interest on the senior notes will be payable quarterly in arrears initially at the annual rate of           % per year to, but excluding, the reset date, which will be the third business day following the date on which a remarketing of the senior notes is successfully completed. Following a successful remarketing of the senior notes, the senior notes will bear interest from the reset date at the reset rate to, but excluding, May 16, 2009 or, if the maturity of the senior notes is extended on the reset date, such extended maturity date. If there is not a successful remarketing of the senior notes, the interest rate will not be reset and the senior notes will continue to bear interest at the initial interest rate.

What are the interest payment dates on the senior notes?

      On or prior to the reset date, interest payments will be payable quarterly in arrears on each February 16, May 16, August 16 and November 16, commencing August 16, 2004, and on the reset date as described above in “What interest payments will I receive on the senior notes?” if the reset date is not otherwise a quarterly interest payment date. If interest on the senior notes is reset on a reset date that is not otherwise a quarterly interest payment date, the collateral agent will receive the interest payment made on senior notes included in the Corporate Units on that reset date, which will be paid to holders of the Corporate Units on the quarterly payment date next following that reset date.

      From the reset date, interest payments on all senior notes will be paid semi-annually in arrears on the date that is six months from the reset date and, thereafter, on each date that is six months from the prior semi-annual interest payment date. If no successful remarketing of the senior notes occurs, interest payments on all senior notes will remain payable quarterly in arrears on the original quarterly interest payment dates.

When will the interest rate on the senior notes be reset and what is the reset rate?

      Unless a special event redemption has occurred, the interest rate on the senior notes will be reset on the date of a successful remarketing and the reset rate will become effective three business days thereafter. The reset rate will be the interest rate determined by the remarketing agent as the rate the senior notes should bear in order for the senior notes included in the Corporate Units to have an approximate aggregate market value on the remarketing date targeted at 100.25% of the Treasury portfolio purchase price, in the case of the initial remarketing, or 100.25% of the aggregate principal amount of the senior notes, in the case of the final remarketing. The interest rate on the senior notes will not be reset if there is not a successful remarketing. There is no maximum to the reset rate.

What is the maturity of the senior notes?

      The initial maturity date of the senior notes will be February 16, 2009, provided that, in the event the senior notes are successfully remarketed, such initial maturity date may be extended to a date selected by us that is two or three years from the reset date. Such extended maturity date, if any, will be specified in the remarketing announcement and will become effective on the reset date. If the senior notes are not successfully remarketed, the maturity of the senior notes will be May 16, 2009.

When may the senior notes be redeemed?

      The senior notes are redeemable at our option, in whole but not in part, upon the occurrence and continuation of a tax event or an accounting event at any time prior to the earlier of the date of a successful remarketing and the purchase contract settlement date, as described in this prospectus under “Description of the Senior Notes — Optional Redemption — Special Event.” Following any such redemption of the senior notes, which we refer to as a special event redemption, the redemption price for the senior notes that are a component of Corporate Units will be paid to the collateral agent who will purchase the Treasury portfolio and remit any remaining proceeds to the holders. Thereafter, the applicable ownership interest in the Treasury portfolio will replace the senior notes as a component of the Corporate Units and will be pledged to us through the collateral agent. Holders of senior notes that are not a component of Corporate Units will receive the redemption price paid in such special event redemption.

What is the ranking of the senior notes?

      The senior notes will rank equally with all of our other unsecured and unsubordinated obligations. The indenture under which the senior notes will be issued does not limit our ability to issue or incur other unsecured debt or issue preferred stock. See “Description of the Senior Notes — General.” As of January 29, 2004, after giving effect to the sale of the Corporate Units and the application of the net proceeds as described under “Use of Proceeds,” we would have had $                    of senior indebtedness.

      Additionally, we conduct a substantial portion of our operations through our subsidiaries. Our subsidiaries have no obligations to make payments to us or in respect of the senior notes. Accordingly, our obligations under the senior notes will be effectively subordinated to all existing and future debt and other obligations of our subsidiaries.

What are the principal U.S. federal income tax consequences related to Corporate Units, Treasury Units and senior notes?

      A beneficial owner of Corporate Units or senior notes, if separated from Corporate Units, will be treated as owning an interest in a debt instrument that should be subject to the Treasury regulations that govern contingent payment debt instruments. If the senior notes are subject to these rules, until February 16, 2007, a holder will be required to include in gross income an amount in excess of the interest actually received, regardless of the holder’s usual method of tax accounting, and a holder will generally recognize ordinary income or loss, rather than capital gain or loss, on the sale, exchange or disposition of senior notes (including upon a successful remarketing) or Corporate Units, to the extent such income or loss is allocable to the senior notes. A beneficial owner of Treasury Units will generally be required to include in gross income any original issue discount with respect to the Treasury securities as it accrues on a constant yield to maturity basis. If the Treasury portfolio has replaced the senior notes as a component of Corporate Units as a result of a successful remarketing of the senior notes or a special event redemption, a beneficial owner of Corporate Units will generally be required to include in gross income its allocable share of any interest payments made with respect to the Treasury portfolio and, if appropriate, original issue discount on the Treasury portfolio as it accrues on a constant yield to maturity basis. We intend to report contract adjustment payments as income to you, but you may want to consult your tax advisor concerning possible alternative characterizations.

FOR ADDITIONAL INFORMATION, SEE “CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES” IN THIS PROSPECTUS, STARTING ON PAGE 62.

What are the rights and privileges of the common stock?

      The shares of our common stock that you will be obligated to purchase under the purchase contracts have one vote per share. However, holders of purchase contracts forming a part of the Corporate Units or Treasury Units, in their capacities as holders of those securities, will have no voting or other rights in respect of our common stock. For more information, please see the discussion of our common stock in this prospectus under the headings “Risk Factors” and “Description of Capital Stock.”

Will the Units be listed on a stock exchange?

      We will apply to list the Corporate Units on the New York Stock Exchange, but we cannot assure you that our listing application will be approved. We have no obligation and do not currently intend to apply for any separate listing of either the Treasury Units or the senior notes on any stock exchange.

The Offering — Explanatory Diagrams

      The following diagrams demonstrate some of the key features of the purchase contracts, senior notes, Corporate Units and Treasury Units, and the transformation of Corporate Units into Treasury Units and senior notes.

      The following diagrams assume that the senior notes are successfully remarketed, the interest rate on the senior notes is reset on the third business day immediately preceding the purchase contract settlement date, early settlement does not occur and there are no adjustments to the settlement rate.

Purchase Contract

      Corporate Units and Treasury Units both include a purchase contract under which the holder agrees to purchase shares of our common stock on the purchase contract settlement date. In addition, these purchase contracts include unsecured contract adjustment payments as shown in the diagrams on the following pages.

Value of Shares Delivered at Settlement	Number of Shares Delivered at Settlement

(1)	The reference price equals the last reported sale price of our common stock on the New York Stock Exchange on , 2004.

(2)	The threshold appreciation price represents a % appreciation over the reference price.

(3)	The “applicable market value” means the average of the closing price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date.

(4)	If the applicable market value of our common stock is less than or equal to the reference price of $ , the number of shares of our common stock to be delivered to a holder of a Unit will be calculated by dividing the stated amount of $25 by the reference price.

(5)	If the applicable market value of our common stock is between the reference price and the threshold appreciation price of $ , the number of shares of our common stock to be delivered to a holder of a Unit will be calculated by dividing the stated amount of $25 by the applicable market value.

(6)	If the applicable market value of our common stock is greater than or equal to the threshold appreciation price, the number of shares of our common stock to be delivered to a holder of a Unit will be calculated by dividing the stated amount of $25 by the threshold appreciation price of $ .

Corporate Units

      A Corporate Unit consists of two components as described below:

Purchase Contract	Senior Note

(Owed to Holder) Common Stock + Contract Adjustment Payment of % per year paid quarterly	(Owed to Holder) % per year (at reset rate following a successful remarketing)

(Owed to Albertsons)	(Owed to Holder)
$25 at Settlement	$25 at Maturity
(end of year 3)	(end of year 5, unless extended)

      The holder of a Corporate Unit owns the senior note that forms a part of the Corporate Unit but will pledge it to us to secure its obligation under the related purchase contract.

      The foregoing analysis assumes the senior notes are successfully remarketed on the third business day immediately preceding May 16, 2007. If the remarketing were to be successful prior to such date, following the remarketing of the senior notes, the applicable ownership interest in the Treasury portfolio will replace the senior note as a component of the Corporate Unit and the reset rate would be effective three business days following the successful remarketing.

      If the Treasury portfolio has replaced the senior notes as a result of a special event redemption prior to May 16, 2007, the applicable ownership interest in the Treasury portfolio will also replace the senior note as a component of the Corporate Unit.

Treasury Units

      A Treasury Unit consists of two components as described below:

Purchase Contract	Treasury Security

(Owed to Holder) Common Stock + Contract Adjustment Payment of % per year

(Owed to Albertsons)	(Owed to Holder)
$25 at Settlement	$25 at Maturity
(end of year 3)	(end of year 3)

      The holder owns the Treasury security that forms a part of the Treasury Unit but will pledge it to us through the collateral agent to secure its obligations under the related purchase contract. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization or the holder recreates a Corporate Unit, the Treasury security will be used to satisfy the holder’s obligation under the related purchase contract.

      Treasury Units can only be created with integral multiples of 40 Corporate Units.

Senior Notes

      Senior notes have the terms described below:

Senior Note

(Owed to Holder) % per year (at reset rate following a successful remarketing)

(Owed to Holder) $25 at Maturity (end of year 5, unless extended)

Transforming Corporate Units into Treasury Units and Senior Notes

•	To create a Treasury Unit, a holder separates a Corporate Unit into its components — the purchase contract and the senior note — and then combines the purchase contract with a Treasury security that matures on the day immediately preceding the purchase contract settlement date.

•	The Treasury security together with the purchase contract constitutes a Treasury Unit. The senior note, which is no longer a component of the Corporate Unit, is released to the holder and is tradable as a separate security.

•	A holder owns the Treasury security that forms a part of the Treasury Unit but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

      Following the successful remarketing of the senior notes prior to the third business day immediately preceding the purchase contract settlement date or a special event redemption, the applicable ownership interest in the Treasury portfolio, rather than the senior note, will be released to the holder upon the transformation of a Corporate Unit into a Treasury Unit and will be tradable separately.

      The holder can also transform Treasury Units and senior notes (or, following a successful remarketing of the senior notes prior to the third business day immediately preceding the purchase contract settlement date or a special event redemption, the applicable ownership interest in the Treasury portfolio) into Corporate Units. Following that transformation, the Treasury security, which will no longer be a component of the Treasury Unit, will be released to the holder and will be tradable as a separate security.

      Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the transformation of Corporate Units into Treasury Units requires integral multiples of 40 Corporate Units, and the transformation of Treasury Units into Corporate Units also requires integral multiples of 40 Treasury Units. If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the transformation of Corporate Units into Treasury Units requires integral multiples of                     Corporate Units, and the transformation of Treasury Units into Corporate Units requires integral multiples of                     Treasury Units.

RISK FACTORS

      Before purchasing the Units, you should carefully consider the following risk factors, as well as the other information contained in or incorporated by reference into this prospectus, in order to evaluate an investment in the Units.

Risks Relating to Our Business

The retail food industry is intensely competitive, and the competition we encounter may have a negative impact on the prices we may charge for our products and our revenues and profitability.

      The retail food industry is highly competitive and characterized by narrow profit margins. The number and type of competitors vary by location and include:

•	national, regional and local supermarket chains;

•	independent and specialty grocers; and

•	“nontraditional” food stores, such as supercenters, club stores, specialty retailers (such as pet centers and toy stores) and large-scale drug retailers.

      We also face increasing competition from convenience stores, prepared food retailers, liquor stores, video stores, florists, film developing outlets, and Internet and mail-order retailers.

      Our principal competitors compete with us primarily on the basis of price, quality of products, product variety, service and store location. An overall lack of inflation in food prices and increasingly competitive markets have made it difficult generally for grocery store operators to achieve comparable store sales gains. Because sales growth has been difficult to attain, our competitors have attempted to maintain market share through increased levels of promotional activities and discount pricing, creating a more difficult environment in which to consistently increase year-over-year sales. Price-based competition has also, from time to time, adversely affected our operating margins.

      We face increased competitive pressure in our markets from existing competitors and from the threatened entry by one or more major new competitors. Some of our “nontraditional” competitors are not unionized and therefore have lower labor costs, which allows them to take measures that could adversely affect our competitive position. Our business, financial condition or results of operations could be adversely affected by competitive factors, including product mix and pricing changes that we may make in response to competition from existing or new competitors.

We could experience labor disputes that could disrupt our business.

      As of January 29, 2004, approximately 58% of our employees were represented by unions and covered by collective bargaining or similar agreements that are subject to periodic renegotiations. Although we believe that we will successfully negotiate new collective bargaining agreements when our agreements expire, these negotiations:

•	may not prove successful;

•	may result in a significant increase in the cost of labor; or

•	may break down and result in the disruption of our operations.

      We cannot assure you that our labor negotiations will conclude successfully or that any work stoppage or labor disturbances will not occur. For example, in February 2004, we achieved the resolution of a labor dispute in southern California involving the lock-out of our employees for over four months. We have labor agreements covering approximately 45,000 employees expiring during 2004. If any work stoppages or labor disturbances occur, we expect that we will incur additional costs and face increased competition for customers that we may have lost during such work stoppages or labor disturbances. Any future work stoppages or labor disturbances may have a material adverse effect on our financial condition and results of operations.

We are affected by increasing labor costs, which could adversely affect our business and results of operations.

      Our labor costs have increased in the recent past, mainly because of increases in the contributions we are required to make under union-sponsored multiemployer pension plans and health and welfare plans. Contribution amounts are established under our collective bargaining agreements, which are up for renewal at varying times over the next several years. If the pension plan and health and welfare plan provisions of certain of these collective bargaining agreements cannot be renegotiated in a manner that reduces our prospective pension and health and welfare costs as we intend, our selling, general and administrative expenses could continue to increase, possibly significantly, in the future, which could have a material adverse effect on our business and results of operation.

      Additionally, with regard to the multiemployer defined benefit pension plans, the Internal Revenue Code and related regulations establish minimum funding requirements. If any multiemployer defined benefit pension plan to which we make contributions fails to satisfy these requirements, and the trustees of such plan have not obtained waivers of the minimum funding requirements from the Internal Revenue Service, reduced pension benefits to a level where the requirements are satisfied, or made other adjustments, the Internal Revenue Code imposes an excise tax on all employers participating in the plan to correct the funding deficiency, which would also cause our selling, general and administrative expenses to increase, and any such increase may be significant. Further, in the event of our withdrawal from any of the multiemployer defined benefit pension plans, we could incur withdrawal liability under the Employee Retirement Income Security Act of 1974, and any such liability may be significant.

We may not be able to identify or complete transactions with attractive acquisition candidates, which may negatively affect our business strategy. If we successfully complete transactions, we may not be able to integrate any business we acquire with our operations, which may negatively affect our business.

      As part of our strategy of maximizing return on invested capital, we will continue to pursue targeted acquisition opportunities that we believe would complement our business, including the Shaw’s acquisition. We may not be successful in consummating any acquisitions, which may negatively affect our strategy.

      We will encounter various risks in acquiring other companies, including the possible inability to integrate an acquired business into our operations, diversion of management’s attention and unanticipated problems or liabilities, some or all of which could materially and adversely affect us. The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of the combined company’s business and the loss of key personnel. To the extent we acquire businesses that are not subject to the Sarbanes-Oxley Act of 2002, such as Shaw’s, we may also need to spend considerable time reviewing, documenting, testing and revising processes of the acquired operations to ensure our continued compliance with the Act. Any delays or difficulties encountered in connection with the Shaw’s acquisition and the integration of our operations could harm the business, results of operations, financial condition or prospects of our business.

We may be unable to achieve, or may be delayed in achieving, the goals of our restructuring initiatives, which may adversely affect our results of operations and cash flow.

      In July 2001, we launched restructuring initiatives that include divesting stores, consolidating and eliminating division offices and exiting under-performing markets. Although we have achieved a substantial amount of our estimated annual cost savings associated with these restructuring initiatives, we are still pursuing additional cost savings. We may be unable to sustain the cost savings that we have achieved, or we may be unable to achieve, or meet unexpected delays in achieving, any additional cost savings, which, in any case, may adversely affect our competitive position. Additionally, even if we meet our goals pursuant to these initiatives, we may not receive the expected financial benefits of these initiatives.

Risks Related to this Offering

Our stock price will affect the value of our Units; our stock price may be subject to significant fluctuations and volatility and you may not be able to resell your Units at or above the initial offering price.

      The market price of our common stock has been and may continue to be subject to significant fluctuations. Changes in the value of our common stock may affect the value of our Units. Factors that could affect our common stock price include:

•	changes in consumer spending;

•	actions taken by new or existing competitors (including nontraditional competitors), particularly those intended to improve their market share (such as pricing and promotional activities);

•	labor negotiations;

•	adverse determinations with respect to litigation or other claims (including environmental matters);

•	employee benefit costs;

•	continued solvency of third parties on leases we have guaranteed;

•	our ability to recruit, retain and develop employees;

•	our ability to develop new stores or complete remodels as rapidly as planned;

•	our ability to implement new technology successfully;

•	stability of product costs;

•	our ability to integrate the operations of acquired or merged companies, including Shaw’s;

•	our ability to execute our restructuring plans;

•	our ability to achieve our five strategic imperatives; and

•	factors affecting our business beyond our control, including changes in the rate of inflation, changes in state or federal legislation or regulation, the cost and stability of energy sources, changes in the general economy, and changes in interest rates.

      The stock markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of the Units and you may not be able to resell your Units at or above the initial offering price.

You assume the risk that the market value of our common stock may decline.

      Although as a holder of Corporate Units or Treasury Units you will be the beneficial owner of the related senior notes, applicable ownership interest in the Treasury portfolio or Treasury securities, as the case may be, you do have an obligation to buy shares of our common stock pursuant to the purchase contract that is a part of the Corporate Units and Treasury Units. On May 16, 2007, unless you pay cash to satisfy your obligation under the purchase contract or the purchase contracts are terminated due to our bankruptcy, insolvency or reorganization, the following will automatically be used to purchase a specified number of shares of our common stock on your behalf:

•	in the case of Corporate Units, either (1) the principal of the appropriate applicable ownership interest in the Treasury portfolio when paid at maturity or (2) the proceeds derived from the successful remarketing of the senior notes or, if no successful remarketing has occurred, the put price paid upon the automatic put of the senior notes to us, or

•	in the case of Treasury Units, the principal of the related Treasury securities when paid at maturity.

      The number of shares of our common stock that you will receive upon the settlement of a purchase contract is not fixed but instead will depend on the average of the closing price per share of our common stock on the

20 consecutive trading days ending on the third trading day immediately preceding May 16, 2007, which we refer to as the applicable market value. There can be no assurance that the market value of common stock received by you on the purchase contract settlement date will be equal to or greater than the price per share paid by you for our common stock. If the applicable market value of the common stock is less than $                    , the market value of the common stock issued to you pursuant to each purchase contract on May 16, 2007 (assuming that the market value is the same as the applicable market value of the common stock) will be less than the effective price per share paid by you for the common stock on the date of issuance of the Units. Accordingly, you assume the risk that the market value of the common stock may decline, and the decline may be substantial.

The opportunity for equity appreciation provided by an investment in the Units is less than that provided by a direct investment in our common stock.

      Your opportunity for equity appreciation afforded by investing in the Units is less than your opportunity for equity appreciation if you directly invested in our common stock. This opportunity is less because the market value of the common stock to be received by you pursuant to the purchase contract on May 16, 2007 (assuming that the market value is the same as the applicable market value of the common stock) will only exceed the price per share paid by you for our common stock on the purchase contract settlement date if the applicable market value of the common stock exceeds the threshold appreciation price (which represents an appreciation of           % over $                    ). If the applicable market value of our common stock exceeds the reference price but falls below the threshold appreciation price, you realize no equity appreciation of the common stock for the period during which you own the purchase contract. Furthermore, if the applicable market value of our common stock equals or exceeds the threshold appreciation price, you would receive on May 16, 2007 only approximately           % of the value of the shares of common stock you could have purchased with $25 at the reported last sale price of our common stock on the date of this prospectus.

The trading prices for the Corporate Units and Treasury Units will be directly affected by the trading prices of our common stock, the general level of interest rates and our credit quality.

      The trading prices of Corporate Units and Treasury Units in the secondary market will be directly affected by the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of the common stock or interest rates will rise or fall. Trading prices of the common stock will be influenced by our operating results and prospects and by economic, financial and other factors. In addition, general market conditions, including the level of, and fluctuations in the trading prices of stocks generally, and sales of substantial amounts of common stock by us in the market after the offering of the Units, or the perception that those sales could occur, could affect the price of our common stock. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the Units. Any arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, senior notes and our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

      If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on the common stock), but you will be subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock in exchange for Corporate Units or Treasury Units on May 16, 2007, or as a result of early settlement, as the case may be, and the applicable record date, if any, for the exercise of rights occurs after that date. For example, in the event that an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

We may issue additional shares of common stock and thereby materially and adversely affect the price of our common stock.

      The number of shares of common stock that you are entitled to receive on May 16, 2007 or as a result of early settlement of a purchase contract is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and certain other actions by us that modify our capital structure. We will not adjust the number of shares of common stock that you are to receive on May 16, 2007, or as a result of early settlement of a purchase contract for other events, including offerings of common stock for cash by us or in connection with acquisitions. We are not restricted from issuing additional common stock during the term of the purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, it may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares to be received on May 16, 2007 to the price of the common stock, those other events may adversely affect the trading price of the Corporate Units or Treasury Units.

The secondary market for the Corporate Units, Treasury Units or senior notes may be illiquid.

      It is not possible to predict how Corporate Units, Treasury Units or senior notes will trade in the secondary market or whether the market will be liquid or illiquid. There is currently no secondary market for our Corporate Units, Treasury Units or senior notes. We will apply to list the Corporate Units on the New York Stock Exchange. We cannot assure you, however, that our listing application will be approved. If the Treasury Units or the senior notes are separately traded to a sufficient extent that applicable exchange listing requirements are met, we may list the Treasury Units or the senior notes on the same exchange as the Corporate Units, though we are under no obligation to do so. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, the Treasury Units or the senior notes, your ability to sell these securities or whether a trading market, if it develops, will continue. In addition, in the event investors were to substitute Treasury securities for senior notes or senior notes for Treasury securities, thereby converting Treasury Units to Corporate Units or Corporate Units to Treasury Units, as the case may be, the liquidity of Corporate Units or Treasury Units could be adversely affected. There can be no assurance that the Corporate Units will not be delisted from the New York Stock Exchange or that trading in the Corporate Units will not be suspended as a result of elections to create Treasury Units by substituting collateral, which could cause the number of Corporate Units to fall below the requirement for listing securities on the New York Stock Exchange.

Your rights to the pledged securities will be subject to our security interest and delivery of the pledged securities is subject to potential delay if we become subject to a bankruptcy proceeding.

      Although you will be the beneficial owner of the related senior notes, Treasury securities or applicable ownership interest in the Treasury portfolio, as applicable, those securities will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. Thus, your rights to the pledged securities will be subject to our security interest. Additionally, notwithstanding the automatic termination of the purchase contracts in the event that we become the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay under Section 362 of the Bankruptcy Code and claims arising out of the senior notes, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court.

We may redeem the senior notes upon the occurrence of a special event.

      We have the option to redeem the senior notes, on not less than 30 days nor more than 60 days prior written notice, in whole but not in part at any time before the earlier of the date of a successful remarketing of the senior notes underlying the Corporate Units and the purchase contract settlement date, if a special event occurs and continues under the circumstances described in this prospectus, which we call a special event redemption. If we exercise this option to redeem the senior notes, we will pay the redemption price, as described herein, in cash to the holders of the senior notes. The redemption price payable to you as a holder of Corporate Units will be distributed to the collateral agent, who in turn will apply a portion of the redemption price to purchase the Treasury portfolio on your behalf, and will remit the remainder of the redemption price, if any, to you, and the Treasury portfolio will be substituted for the senior notes as collateral to secure your obligations under the purchase contracts related to the Corporate Units. If your senior notes are not components of Corporate Units, you will receive the redemption payment directly. We cannot assure you as to the effect on the market price for the Corporate Units if we substitute the Treasury portfolio as collateral in place of any senior notes so redeemed. A special event redemption will be a taxable event to the holders of the senior notes.

The purchase contract agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.

      The purchase contract agreement between us and the purchase contract agent will not be qualified as an indenture under the Trust Indenture Act of 1939, and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract agreement or the purchase contract agent. The senior notes constituting a part of the Corporate Units will be issued pursuant to an indenture that has been qualified under the Trust Indenture Act. Accordingly, if you hold Corporate Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the senior notes included in the Corporate Units. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•	provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under the indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

You will be required to accrue original issue discount on the senior notes for U.S. federal income tax purposes.

      Because of the manner in which the interest rate on the senior notes is reset, the senior notes should be classified as contingent payment debt instruments subject to the “noncontingent bond method” for accruing original issue discount for U.S. federal income tax purposes. Assuming that the senior notes are so treated, you will be required to accrue original issue discount on the senior notes in your gross income on a constant yield-to-maturity basis, regardless of your usual method of tax accounting. For all accrual periods ending on or prior to February 16, 2007, the original issue discount that accrues on the senior notes will exceed the stated interest payments on the senior notes. In addition, any gain on the disposition of a senior note on or prior to the date of the last scheduled interest payment within the six-month period subsequent to the reset date will generally be treated as ordinary interest income; thus, the ability to offset this interest income with a loss, if any, on a purchase contract may be limited. For additional tax-related risks relating to the senior notes, see “Certain U.S. Federal Income Tax Consequences — U.S. Holders — Senior Notes.”

You may have to pay taxes with respect to distributions that you do not receive.

      As discussed in “Price Range of Common Stock and Dividend Policy,” the payment of future dividends is subject to the discretion of our board of directors, which will consider a number of factors. If we do pay dividends with respect to our common stock in an amount in excess of $                              per share per year, subject to adjustment, we will adjust the settlement rate with respect to your purchase contract to account for such dividends. Upon such an adjustment, you may be required to include an amount in income for federal income tax purposes (and possibly for certain state income tax purposes), notwithstanding that you do not receive any cash or other property with respect to such dividends. For further details, see “Certain U.S. Federal Income Tax Consequences.”

The trading price of the senior notes may not fully reflect the value of their accrued but unpaid interest.

      The senior notes may trade at a price that does not fully reflect the value of their accrued but unpaid interest. If you dispose of your senior notes between record dates for interest payments, you will be required to include in gross income the daily portions of original issue discount through the date of disposition in income as ordinary income, and to add this amount to your adjusted tax basis in the senior notes disposed of. To the extent the selling price is less than your adjusted tax basis, you will recognize a loss.

We conduct a substantial portion of our operations through subsidiaries, and our obligations under the senior notes and the Units will be effectively subordinated to the liabilities of our subsidiaries.

      We conduct a substantial portion of our operations through our subsidiaries. Our subsidiaries have no obligations to make payments to us or in respect of the senior notes or Units. Accordingly, our obligations under the senior notes and the Units, including our payment obligations on the senior notes and our obligation to make contract adjustment payments on the Units, will be effectively subordinated to all existing and future debt or other obligations of our subsidiaries.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

      All statements other than statements of historical fact contained in or incorporated by reference into this prospectus are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. In reviewing such information about our future performance, it should be kept in mind that actual results may differ materially from those projected or suggested in such forward-looking statements since predictions regarding future results of operations and other future events are subject to inherent uncertainties. These statements may relate to, among other things: statements of expectation regarding our results of operations had the labor dispute in southern California not occurred; investing to increase sales; changes in cash flow; increases in general liability costs, workers’ compensation costs and employee benefit costs; attainment of cost reduction goals; impacts of the southern California labor dispute; impacts of the completion of the acquisition of Shaw’s; achieving sales increases and increases in comparable and identical sales; opening and remodeling stores; and our five strategic imperatives. Forward-looking statements are indicated by words or phrases such as “expects,” “believes,” “estimates,” “goal” or other similar expressions.

      Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, without limitation:

•	changes in consumer spending;

•	actions taken by new or existing competitors (including nontraditional competitors), particularly those intended to improve their market share (such as pricing and promotional activities);

•	labor negotiations;

•	adverse determinations with respect to litigation or other claims (including environmental matters);

•	employee benefit costs;

•	continued solvency of third parties on leases we have guaranteed;

•	our ability to recruit, retain and develop employees;

•	our ability to develop new stores or complete remodels as rapidly as planned;

•	our ability to implement new technology successfully;

•	stability of product costs;

•	our ability to integrate the operations of acquired or merged companies, including Shaw’s;

•	our ability to execute our restructuring plans;

•	our ability to achieve our five strategic imperatives;

•	factors affecting our business beyond our control, including changes in the rate of inflation, changes in state or federal legislation or regulation, the cost and stability of energy sources, changes in the general economy, and changes in interest rates; and

•	other factors that we describe in this prospectus under the heading “Risk Factors.”

      Other factors and assumptions not identified above could also cause our actual results to differ materially from those projected or suggested in the forward-looking statements. We do not undertake to update forward-looking statements contained herein or elsewhere to reflect actual results, changes in predictions, assumptions, estimates or changes in other factors affecting such forward-looking statements. You should not place undue reliance on forward-looking statements set forth in or incorporated by reference into this prospectus.

USE OF PROCEEDS

      Our net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses, from the sale of 40,000,000 Units will be approximately $                    ($                    if the underwriters’ over-allotment option is exercised in full). We intend to use the net proceeds from this offering either to finance a portion of the purchase price for the acquisition of Shaw’s or, if the closing of such acquisition occurs prior to the closing of this offering, to repay commercial paper indebtedness incurred to finance a portion of the purchase price that was backed by our new senior revolving bridge facility. The commercial paper indebtedness that we may repay will be of varying maturities of less than one year and will be issued at various interest rates. Pending any such use, we expect to invest the net proceeds in short-term, investment grade securities.

CAPITALIZATION

      The following table sets forth our capitalization as of January 29, 2004 on an actual basis and on an as adjusted basis giving effect to the sale of 40,000,000 Units. The presentation on an as adjusted basis does not reflect our application of the net proceeds of this offering as described under “Use of Proceeds.” This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes thereto set forth in our Annual Report on Form 10-K for the year ended January 29, 2004, which is incorporated by reference into this prospectus.

	As of January 29, 2004

	Actual	As Adjusted

	(dollars in millions)
Long-term debt (including current portion):
6.55% Notes due 2004	$300	$
6.95% Notes due 2009	350
7.25% Notes due 2013	200
7.40% Debentures due 2005	200
7.45% Debentures due 2029	650
7.50% Debentures due 2011	700
7.50% Debentures due 2037	200
7.75% Debentures due 2026	200
7.90% Debentures due 2017	95
8.00% Debentures due 2026	272
8.00% Debentures due 2013	400
8.35% Notes due 2010	275
8.70% Debentures due 2030	225
Notes offered hereby as part of the Units	—
Notes due 2005	200
Medium-term Notes due 2007 — 2028	662
Industrial revenue bonds due 2004 — 2011	5
Secured mortgage notes, and other notes payable due 2004 — 2019	24
Long-term credit facility	—
Total long-term debt (including current portion):	4,958
Forward contract liability as part of the Units offered hereby(1)	—
Stockholders’ equity:
Preferred Stock — $1.00 par value	—
Common Stock — $1.00 par value	368
Capital in excess of par(1)	155
Accumulated other comprehensive loss	(109)
Retained earnings	4,967
Total stockholders’ equity	5,381
Total capitalization	$10,339	$

(1)	As described in “Accounting Treatment,” the value of the purchase contract comprising a Unit is recorded as a liability at the present value of the contract adjustment with a corresponding decrease to capital in excess of par. The ultimate values are dependent on the pricing of the Units.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

      Our common stock trades on the New York Stock Exchange and the Pacific Stock Exchange under the symbol “ABS.” The following table sets forth on a per share basis the high and low sales prices for our common stock for the periods indicated as reported on the New York Stock Exchange, as well as the dividends declared on our common stock for those periods.

	Price Range of		Dividends
	Common Stock		Declared

	High	Low	(Cash)

52 Weeks Ended January 30, 2003
First Quarter	$35.49	$26.88	$0.19
Second Quarter	35.49	26.51	0.19
Third Quarter	28.66	22.14	0.19
Fourth Quarter	24.60	18.85	0.19
52 Weeks Ended January 29, 2004
First Quarter	$21.71	$17.76	$0.19
Second Quarter	21.91	17.91	0.19
Third Quarter	23.65	18.40	0.19
Fourth Quarter	24.19	19.50	0.19
53 Weeks Ended February 3, 2005
First Quarter (through March 26, 2004)	$25.33	$21.73	$0.19 (1)

(1)	Payable on May 11, 2004 to stockholders of record at the close of business on April 14, 2004.

     On March 26, 2004, the last reported sale price of our common stock as reported on the New York Stock Exchange was $21.88 per share. As of March 22, 2004, there were approximately 29,235 holders of record of our common stock.

      We have paid cash dividends on our common stock since 1959. We pay these dividends at the discretion of our board of directors. The continuation of these payments, the amount of the dividend, and the form in which we pay the dividends, whether in cash or stock, depend on many factors, including our results of operations and our financial condition.

RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth the ratio of earnings to fixed charges for the periods indicated. Earnings consist of earnings from continuing operations before income taxes and fixed charges (excluding interest capitalized). Fixed charges consist of interest and the portion of rental expense deemed representative of the interest factor.

53 Weeks
	52 Weeks Ended				Ended

	January 29,	January 30,	January 31,	February 1,	February 3,
	2004	2003	2002	2001	2000

Ratio of earnings to fixed charges	2.57x	3.39x	2.44x	3.24x	2.66x

ACCOUNTING TREATMENT

      The net proceeds from the sale of the Corporate Units will be allocated between the purchase contracts and the senior notes in proportion to their respective fair market values at the time of issuance. The present value of the Corporate Units contract adjustment payments will be initially recorded as a reduction (charge) to stockholders’ equity, with an offsetting increase (credit) to liabilities. This liability is accreted over three years by interest charges to the income statement based on a constant rate calculation. Subsequent contract adjustment payments reduce this liability.

      The purchase contracts are forward transactions in our common stock. Upon settlement of each purchase contract, we will receive $25 on the purchase contract and will issue the requisite number of shares of our common stock. The $25 that we receive will be recorded as an increase (credit) to our common stock and capital in excess of par accounts in our stockholders’ equity.

      Before the issuance of our common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share (based on the settlement formula applied at the end of the reporting period) is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts less the number of shares that could be purchased by us in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently we anticipate that there will be some dilutive effect on our earnings per share for periods when the average market price of our common stock for the reporting period is above $          , but no dilutive effect in our earnings per share for periods when the average market prices is equal to or below $          .

DESCRIPTION OF CAPITAL STOCK

      This section summarizes some of the terms of our capital stock and does not purport to be complete. This section is subject in all respects to the applicable provisions of statutory and common law, and our restated certificate of incorporation (as amended), our amended rights agreement and our by-laws. See “Where You Can Find More Information.”

General

      We are authorized under our restated certificate of incorporation (as amended) to issue 1,210,000,000 in aggregate number of shares of stock of all classes, including up to 1,200,000,000 shares of our common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share, of which 3,000,000 are designated as Series A Junior Participating Preferred Stock, par value $1.00 per share, also referred to as our Junior Preferred Stock. At the close of business on March 22, 2004, there were 367,768,380 shares of our common stock outstanding.

Common Stock

      The holders of our common stock are entitled to one vote for each share on all matters voted on by the stockholders (including the election of directors). Our stockholders do not have any cumulative voting, conversion, redemption or preemptive rights. Subject to any preferential rights of any outstanding series of our preferred stock designated by our board of directors from time to time, our common stockholders are entitled to dividends that may be declared from time to time by our board of directors from funds available therefor, and upon liquidation are entitled to receive pro rata all of our assets available for distribution to such stockholders.

Preferred Stock

      Our board of directors is authorized to provide for the issuance of shares of our preferred stock, in one or more series, and to fix for each such series such voting powers, annual dividend rate, designations, preferences and relative, participating, optional and other special rights, and such qualifications, limitations or restrictions, as are stated in the resolutions adopted by our board of directors providing for the issuance of such series and as are permitted by the General Corporation Law of the State of Delaware, also referred to as the DGCL.

      Preferred Stock Purchase Rights. On December 2, 1996, our board of directors adopted a stockholder rights plan, which was amended on August 2, 1998, March 16, 1999, February 26, 2002 and September 26, 2003, under which all stockholders receive one right for each share of common stock held. Each right entitles the holder to purchase, under certain circumstances, one one-thousandth of a share of our Junior Preferred Stock, at a price of $160, subject to adjustment. Subject to certain exceptions, the rights will become exercisable for shares of our Junior Preferred Stock upon the earlier of (a) 10 days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock and (b) 10 business days (or such later date as may be determined by our board of directors) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of our common stock (collectively, the persons or groups referred to in clauses (a) and (b) are referred to as an Acquiring Person).

      Under the plan, subject to certain exceptions, if any person becomes an Acquiring Person, each right will then entitle its holder as defined by the plan, other than such Acquiring Person, upon payment of the $160 exercise price, subject to adjustment, to purchase common stock (or, in certain circumstances, cash, assets or other securities of ours) with a value equal to twice the exercise price. The rights may be redeemed by our board of directors at a price of $0.001 per right under certain circumstances. The rights, which do not vote and are not entitled to dividends, will expire at the close of business on March 21, 2007, unless our board of directors earlier redeems or extends the rights.

      These rights have certain anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire us. The rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in our best interest and in the best interest of our stockholders as determined by a majority of our directors who are not affiliated with the person making the offer. The rights should also not interfere with any merger or other business combination approved by our board of directors, since our board of directors may generally, within a certain amount of time, redeem all, but not less than all, of the then outstanding rights.

Delaware Anti-Takeover Statute

      Section 203 of the DGCL restricts business combinations with certain interested stockholders (defined under the DGCL to include persons (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) who beneficially own or acquire 15% or more of a Delaware corporation’s voting stock, with the exception of any person who owned and has continued to own shares in excess of the 15% limitation since December 23, 1987, also referred to as a Section 203 Interested Stockholder). Section 203, which applies to us, prohibits business combination transactions between publicly held Delaware corporations and any Section 203 Interested Stockholder for a period of three years after the date on which the Section 203 Interested Stockholder became an interested stockholder, unless (1) prior to that date the corporation’s board of directors approved either the proposed business combination or the transaction which resulted in the Section 203 Interested Stockholder becoming an interested stockholder, (2) upon consummation of the transaction which resulted in the Section 203 Interested Stockholder becoming an interested stockholder, the Section 203 Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of voting shares outstanding (but not the outstanding voting stock owned by the Section 203 Interested Stockholder) those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (3) on or subsequent to such date the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the Section 203 Interested Stockholder.

Transfer and Rights Agent, Registrar

      The transfer and rights agent and the registrar for our common stock is American Stock Transfer & Trust Company.

Stock Exchange Listing

      Our common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange. The trading symbol for our common stock on these exchanges is “ABS.”

DESCRIPTION OF THE UNITS

      The following is a summary of the terms of the Units. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of all of the material terms of the Units but is not necessarily complete. We refer you to the copies of those documents which have been or will be filed and incorporated by reference in the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

      We will issue the Units under the purchase contract agreement between us and U.S. Bank Trust National Association, who we refer to as the purchase contract agent. Units may be either Corporate Units or Treasury Units. The Units will initially consist of 40,000,000 Corporate Units (or 46,000,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $25.

Corporate Units

      Each Corporate Unit will consist of a unit comprising:

(a) a purchase contract under which

(1) the holder will agree to purchase from us, and we will agree to sell to the holder, not later than May 16, 2007, which we refer to as the purchase contract settlement date, for $25 in cash, a number of newly issued shares of our common stock equal to the settlement rate described below under “Description of the Purchase Contracts — Purchase of Common Stock,” subject to anti-dilution adjustments, and

(2) we will pay the holder quarterly contract adjustment payments at the rate of % per year on the stated amount of $25, and

(b) either:

(1) a senior note issued by us having a $25 principal amount, or

(2) following a successful remarketing of the senior notes prior to the third business day immediately preceding the purchase contract settlement date, or the occurrence of a special event redemption, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the Treasury portfolio.

      “Applicable ownership interest” means, with respect to a Corporate Unit and the U.S. Treasury securities in the Treasury portfolio,

(1) a 2.5% undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that matures on or prior to May 15, 2007, and

(2) for the scheduled interest payment date on the senior notes that occurs on May 16, 2007, in the case of a successful remarketing of the senior note included in that Corporate Unit prior to the third business day immediately preceding the purchase contract settlement date, or for each scheduled interest payment date on the senior notes after the date of a special event redemption and on or before the purchase contract settlement date, in the case of a special event redemption, a % undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the business day immediately preceding that interest payment date.

      The purchase price of each Unit will be allocated between the related purchase contract and the related senior note in proportion to their respective fair market values at the time of issuance. We expect that, at the time of issuance, the fair market value of each senior note will be $25.00 and the fair market value of each purchase contract will be $0.00. This position generally will be binding on each beneficial owner of each Unit but not on the Internal Revenue Service.

      As long as a Unit is in the form of a Corporate Unit, your senior note or the appropriate applicable ownership interest in the Treasury portfolio, as applicable, forming a part of the Corporate Unit will be pledged to us through the collateral agent to secure your obligation to purchase common stock under the related purchase contract.

Creating Treasury Units

      Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units as a result of a successful remarketing on the third business day preceding February 16, 2007 or a special event redemption prior to May 16, 2007, each holder of Corporate Units will have the right, at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date, to substitute for the related senior notes held by the collateral agent, zero-coupon Treasury securities that mature on May 15, 2007 (CUSIP No.                     ), which we refer to as a Treasury security, in a total principal amount at maturity equal to the aggregate principal amount of the senior notes for which substitution is being made.

      Because Treasury securities are issued in integral multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 40 Corporate Units.

      If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, holders of Corporate Units will have the right, at any time on or prior to the second business day immediately preceding the purchase contract settlement date, to substitute Treasury securities for the applicable ownership interest in the Treasury portfolio as a component of the Corporate Unit, but holders of Corporate Units can only make this substitution in integral multiples of                     Corporate Units.

      Each of these substitutions will create Treasury Units, and the applicable senior notes or applicable ownership interest in the Treasury portfolio will be released to the holder and be separately tradable from the Treasury Units. Each Treasury Unit will consist of a unit with a stated amount of $25 comprising:

(a) a purchase contract under which:

(1) the holder will agree to purchase from us, and we will agree to sell to the holder, not later than the purchase contract settlement date, for $25 in cash, a number of newly issued shares of our common stock equal to the settlement rate, subject to anti-dilution adjustments, and

(2) we will pay the holder quarterly contract adjustment payments at the rate of % per year on the stated amount of $25, and

(b) a 2.5% undivided beneficial interest in a Treasury security with a principal amount of $1,000.

      To create 40 Treasury Units, unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the Corporate Unit holder will:

•	deposit with the collateral agent a Treasury security that has a principal amount at maturity of $1,000 which must be purchased in the open market at the Corporate Unit holder’s expense, and

•	transfer 40 Corporate Units to the purchase contract agent accompanied by a notice stating that the holder has deposited a Treasury security with the collateral agent and requesting the release to the holder of the senior notes relating to the 40 Corporate Units.

      Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will release the related senior notes from the pledge under the pledge agreement, free and clear of our security interest, to the purchase contract agent. The purchase contract agent then will:

•	cancel the 40 Corporate Units,

•	transfer the related senior notes to the holder, and

•	deliver 40 Treasury Units to the holder.

      The Treasury security will be substituted for the senior notes and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase common stock under the related purchase contracts. The related senior notes released to the holder thereafter will trade separately from the resulting Treasury Units.

      If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the Corporate Unit holder will follow the same procedure to create a Treasury Unit, except the holder will have to deposit integral multiples of                     Corporate Units.

Recreating Corporate Units

      Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, each holder of Treasury Units will have the right at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date, to substitute for the related Treasury securities held by the collateral agent, the senior notes having a principal amount equal to the aggregate principal amount at stated maturity of the Treasury securities for which substitution is being made.

      Because Treasury securities are issued in integral multiples of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 40 Treasury Units.

      If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, holders of Treasury Units will have the right, at any time on or prior to the second business day immediately preceding the purchase contract settlement date, to substitute the applicable ownership interests in the Treasury portfolio for the Treasury securities that were a component of the Treasury Units, but holders of Treasury Units can only make this substitution in integral multiples of                     Treasury Units.

      Each of these substitutions will recreate Corporate Units, and the applicable Treasury securities will be released to the holder and be separately tradable from the Corporate Units.

      To create 40 Corporate Units, the Treasury Unit holder will:

•	deposit with the collateral agent 40 senior notes, which must be purchased in the open market at the holder’s expense unless otherwise owned by the holder; and

•	transfer 40 Treasury Unit certificates to the purchase contract agent accompanied by a notice stating that the Treasury Unit holder has deposited 40 senior notes with the collateral agent and requesting the release to the holder of the pledged Treasury security relating to the Treasury Units.

      Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will release the related Treasury securities from the pledge under the pledge agreement, free and clear of our security interest, to the purchase contract agent. The purchase contract agent will then:

•	cancel the 40 Treasury Units,

•	transfer the related Treasury security to the holder, and

•	deliver the resulting Corporate Units to the holder.

      The substituted senior notes or the applicable ownership interests in the Treasury portfolio will be pledged to us through the collateral agent to secure the Corporate Unit holder’s obligation to purchase common stock under the related purchase contracts.

      If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, a Treasury Unit holder will follow the same procedure described above to create Corporate Units, except the holder will have to deposit integral multiples of                     Treasury Units and applicable ownership interests in the Treasury portfolio instead of senior notes.

      Holders that elect to substitute pledged securities, thereby creating Treasury Units or recreating Corporate Units, will be responsible for any fees or expenses payable in connection with the substitution.

Current Payments

      Holders of Corporate Units will be entitled to receive quarterly cash distributions consisting of interest payments calculated at the rate of           % per year on the senior notes (or distributions on the applicable ownership interest in the Treasury portfolio if the senior notes have been replaced by the Treasury portfolio), and contract adjustment payments payable by us at the rate of           % per year on the stated amount of $25 per Corporate Unit until the earliest of the purchase contract settlement date, the early settlement date (in the case of a cash merger early settlement, as described in “Description of the Purchase Contracts — Early Settlement Upon Cash Merger”) and the most recent quarterly payment date on or before any other early settlement of the related purchase contracts (in the case of an early settlement other than upon a cash merger as described in “Description of the Purchase Contracts — Early Settlement”).

      Holders of Treasury Units will be entitled to receive quarterly contract adjustment payments payable by us at the rate of           % per year on the stated amount of $25 per Treasury Unit until the earliest of the purchase contract settlement date, the early settlement date (in the case of a cash merger early settlement, as described in “Description of the Purchase Contracts — Early Settlement Upon Cash Merger”) and the most recent quarterly payment date on or before any other early settlement of the related purchase contracts (in the case of an early settlement other than upon a cash merger as described in “Description of the Purchase Contracts — Early Settlement”). There will be no distributions in respect of the Treasury securities that are a component of the Treasury Units but the holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the senior notes that were released to them when the Treasury Units were created for as long as they hold the senior notes.

Ranking

      Our obligations with respect to the senior notes will be senior and unsecured and will rank equally with all of our other unsecured and unsubordinated obligations. The indenture under which the senior notes will be issued will not limit our ability to issue or incur other unsecured debt or issue preferred stock. See “Description of the Senior Notes — General.”

      Our obligations with respect to the contract adjustment payments will be subordinate in right of payment to our senior indebtedness. “Senior indebtedness” with respect to the contract adjustment payments means indebtedness of any kind unless the instrument under which the indebtedness is incurred expressly provides that it is equal in right of payment with or subordinate in right of payment to the contract adjustment payments.

Absence of Voting and Certain Other Rights

      Holders of purchase contracts forming part of the Corporate Units or Treasury Units, in their capacities as holders of those securities, will have no voting or other rights in respect of the common stock.

Listing of the Securities

      We will apply to list the Corporate Units on the New York Stock Exchange, but we cannot assure you that our listing application will be approved. Unless and until substitution has been made as described in “— Creating Treasury Units” or “— Recreating Corporate Units,” neither the senior notes nor the applicable ownership interest in the Treasury portfolio component of a Corporate Unit will trade separately from the Corporate Units. The senior notes or the applicable ownership interest in the Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units. If the Treasury Units or the senior notes are separately traded to a sufficient extent that applicable exchange listing requirements are met, we may list the Treasury Units or the senior notes on the same exchange as the Corporate Units are then listed, including, if applicable, the New York Stock Exchange, though we are under no obligation to do so.

Miscellaneous

      We or our affiliates may from time to time purchase any of the securities offered by this prospectus which are then outstanding by tender, in the open market or by private agreement.

DESCRIPTION OF THE PURCHASE CONTRACTS

      This section summarizes some of the terms of the purchase contract agreement, the purchase contracts, the pledge agreement and the remarketing agreement. The summary should be read together with the purchase contract agreement, the purchase contracts, the pledge agreement and the remarketing agreement, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

Purchase of Common Stock

      Each purchase contract underlying a Corporate Unit or Treasury Unit will obligate the holder of the purchase contract to purchase, and us to sell, on the purchase contract settlement date, for an amount in cash equal to the stated amount of the Corporate Unit or Treasury Unit, a number of newly issued shares of our common stock equal to the “settlement rate.” The settlement rate will be calculated, subject to adjustment under the circumstances described in “— Anti-Dilution Adjustments,” as follows:

•	If the applicable market value of our common stock is equal to or greater than the threshold appreciation price of $ , the settlement rate will be shares of our common stock, which is equal to the stated amount divided by the threshold appreciation price.

Accordingly, if the market value for the common stock increases between the date of this prospectus and the period during which the applicable market value is measured and the applicable market value is greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be higher than the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value is the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

•	If the applicable market value of our common stock is less than the threshold appreciation price but greater than the reference price of $ , the settlement rate will be a number of shares of our common stock equal to $25 divided by the applicable market value.

Accordingly, if the market value for the common stock increases between the date of this prospectus and the period during which the applicable market value is measured, but the applicable market value is less than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

•	If the applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be shares of our common stock, which is equal to the stated amount divided by the reference price.

Accordingly, if the market value for the common stock decreases between the date of this prospectus and the period during which the applicable market value is measured and the applicable market value is less than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value is the same as the reference price, the aggregate market value of the shares will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

      “Applicable market value” means the average of the closing price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date, subject to adjustment as set forth in “— Anti-Dilution Adjustments.” The reference price equals

the reported last sale price of our common stock on the New York Stock Exchange on                     , 2004. The threshold appreciation price represents a           % appreciation over the reference price.

      “Closing price” of the common stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the common stock on the New York Stock Exchange on that date or, if the common stock is not listed for trading on the New York Stock Exchange on that date, as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the common stock is so listed. If the common stock is not so listed on a U.S. national or regional securities exchange, the closing price means the last closing sale price of the common stock as reported by the Nasdaq National Market, or, if the common stock is not so reported, the last quoted bid price for the common stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization. If the bid price is not available, the closing price means the market value of the common stock on the date of determination as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

      A “trading day” means a day on which the common stock:

•	is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business, and

•	has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the common stock.

      We will not issue any fractional shares of common stock pursuant to the purchase contracts. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of purchase contracts being settled by a holder of Corporate Units or Treasury Units, the holder will be entitled to receive an amount of cash equal to the fraction of a share times the applicable market value.

      On the business day immediately preceding the purchase contract settlement date, unless:

•	a holder of Corporate Units or Treasury Units has settled the related purchase contracts prior to the purchase contract settlement date through the early delivery of cash to the purchase contract agent in the manner described under “— Early Settlement,” or “— Early Settlement Upon Cash Merger,”

•	a holder of Corporate Units that include senior notes has settled the related purchase contracts with separate cash on the fourth business day immediately preceding the purchase contract settlement date pursuant to prior notice given in the manner described under “— Notice to Settle with Cash,” or

•	an event described under “— Termination” has occurred,

      then,

•	in the case of Corporate Units where the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, proceeds equal to the stated amount of $25 per Corporate Unit when paid at maturity, of the appropriate applicable ownership interest of the Treasury portfolio will automatically be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts,

•	in the case of Corporate Units where the Treasury portfolio has not replaced the senior notes as a component of the Corporate Units and there has been a successful final remarketing of the senior notes, the portion of the proceeds from the remarketing equal to the principal amount of the senior notes remarketed will automatically be applied to satisfy in full the holder’s obligation to purchase shares of our common stock under the related purchase contracts,

•	in the case of Corporate Units where the Treasury portfolio has not replaced the senior notes as a component of the Corporate Units and there has not been a successful remarketing of the senior notes, (1) if holders of Corporate Units exercise their put right with respect to the related senior notes, $25 of the put price received by the collateral agent, or (2) if those holders elect not to exercise their put right, the cash delivered by those holders in settlement of the related purchase contracts, in each case will automatically be applied to satisfy in full the holders’ obligation to purchase common stock under the related purchase contracts, and

•	in the case of Treasury Units, the principal amount of the related Treasury securities, when paid at maturity, will automatically be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts.

      The common stock will then be issued and delivered to the holder or the holder’s designee, upon presentation and surrender of the certificate evidencing the Corporate Units or Treasury Units and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the common stock to any person other than the holder.

      Each holder of Corporate Units or Treasury Units, by acceptance of these securities, will be deemed to have:

•	irrevocably agreed to be bound by the terms and provisions of the related purchase contracts and the pledge agreement and to have agreed to perform its obligations thereunder for so long as the holder remains a holder of the Corporate Units or Treasury Units, and

•	duly appointed the purchase contract agent as the holder’s attorney-in-fact to enter into and perform the related purchase contracts and pledge agreement on behalf of and in the name of the holder.

      In addition, each beneficial owner of Corporate Units or Treasury Units, by acceptance of the beneficial interest therein, will be deemed to have agreed to treat for all U.S. federal income tax purposes:

•	itself as the owner of the purchase contracts and the related senior notes, applicable ownership interests in the Treasury portfolio or the Treasury securities, as the case may be, and

•	the senior notes as indebtedness for all U.S. federal income tax purposes.

Remarketing

      Pursuant to the remarketing agreement among us, the purchase contract agent and Banc of America Securities LLC, as remarketing agent, and subject to the terms of the remarketing agreement, unless a special event redemption has occurred, the senior notes held by Corporate Unit holders as part of a Corporate Unit will be remarketed on the third business day immediately preceding February 16, 2007 (the date three months prior to the purchase contract settlement date), which we refer to as the initial remarketing date.

      The remarketing agent will use its commercially reasonable efforts to obtain a price for the remarketed senior notes of 100.25% of the purchase price for the Treasury portfolio described below, but in no event will the price be below 100.00% of the purchase price for the Treasury portfolio. To obtain that price, the remarketing agent may reset the interest rate on the senior notes, as described under “Description of the Senior Notes.”

      Following a successful remarketing of the senior notes on the initial remarketing date, the portion of the proceeds from the remarketing equal to the Treasury portfolio purchase price will be applied to purchase the Treasury portfolio consisting of:

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to May 15, 2007 in an aggregate amount equal to the aggregate principal amount of the senior notes included in Corporate Units, and

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to May 15, 2007 in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of Corporate Units on the purchase contract settlement date on the aggregate principal amount of the senior notes included in the Corporate Units.

      The Treasury portfolio will be substituted for the senior notes that are components of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligation under the purchase contracts. On the purchase contract settlement date, a portion of the proceeds from the Treasury portfolio equal to the principal amount of the senior notes included in the Corporate Units at the time of remarketing will automatically be applied to satisfy the Corporate Unit holders’ obligation to purchase common stock under the purchase contracts and proceeds from the Treasury portfolio equal to the interest payment (assuming no reset of the interest rate) that would have been paid to the holders of Corporate Units on the senior notes included in the Corporate Units at the time of remarketing on the purchase contract settlement date will be paid to the holders of the Corporate Units.

      The remarketing agent will first deduct, as a remarketing fee, an amount not exceeding 25 basis points (.25%) of the Treasury portfolio purchase price from any proceeds from the remarketing of the senior notes in excess of the Treasury portfolio purchase price. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders of the senior notes included in the remarketing. To the extent that the excess of the proceeds from the remarketing of the senior notes over the Treasury portfolio price is less than 25 basis points (.25%) of the Treasury portfolio purchase price, we will be required to pay the remarketing agent the shortfall.

      As used in this context, “Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent between 9:00 a.m. and 11:00 a.m., New York City time, on the date of a successful remarketing for the purchase of the Treasury portfolio described above for settlement the third business day immediately following that date. “Quotation agent” means any primary U.S. government securities dealer in New York City selected by us.

      If the remarketing of the senior notes on the initial remarketing date fails or does not occur because a condition precedent, such as the registration requirement described below, has not been satisfied, the remarketing agent will use its commercially reasonable efforts to remarket the senior notes on the third business day immediately preceding the purchase contract settlement date, which we refer to as the final remarketing date, at a targeted price of 100.25% (but in no event less than 100.00%) of the principal amount of the senior notes remarketed.

      If the remarketing of the senior notes on the final remarketing date is successful, a portion of the proceeds from this remarketing equal to the aggregate principal amount of the senior notes included in the Corporate Units at the time of remarketing will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts on the purchase contract settlement date. The remarketing agent will first deduct, as a remarketing fee, an amount not exceeding 25 basis points (.25%) of the aggregate principal amount of the remarketed senior notes from any proceeds from the remarketing in excess of the aggregate principal amount of the senior notes remarketed. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders of the senior notes included in the remarketing. To the extent that the excess of the proceeds from the remarketing of the senior notes over the aggregate principal amount remarketed is less than 25 basis points (.25%) of such aggregate principal amount, we will be required to pay the remarketing agent the shortfall.

      Remarketing on any remarketing date will be considered successful and no further attempts will be made if the resulting proceeds are at least 100.00% of the Treasury portfolio purchase price in the case of a remarketing prior to the final remarketing date or at least 100.00% of the aggregate principal amount of the senior notes in the case of the final remarketing date.

      The interest rate on senior notes may be reset, the interest payment dates may be redetermined and the maturity date of the senior notes may be extended on the reset date. Any extension of the maturity date or modification of the scheduled interest payment dates that will become effective on the reset date will be announced as described below by us prior to a remarketing attempt and will, if the remarketing is successful, take effect on the reset date, which will be the third business day immediately following the date of the successful remarketing. The reset rate on the senior notes will be determined on the date that the remarketing agent is able to successfully remarket the senior notes and will become effective from the reset date. See “— General,” “— Interest” and “— Market Rate Reset” under “Description of the Senior Notes.” The interest rate, scheduled interest payment dates and maturity date of senior notes that are not components of Corporate Units and that are held by holders that do not participate in a remarketing will still be reset on the reset date in accordance with any reset of the interest rate, modification of the scheduled interest payment dates and extension of the maturity date of senior notes that are components of Corporate Units.

      Following a successful remarketing prior to the third business day immediately preceding the purchase contract settlement date, holders of Treasury Units can recreate a Corporate Unit at any time prior to the second business day immediately preceding the purchase contract settlement date as described under “Description of the Units — Recreating Corporate Units.”

      We will announce any intended remarketing of the senior notes on the seventh business day immediately preceding the proposed reset date, and each such remarketing announcement shall specify (a) the reset date, the reset spread and the applicable benchmark Treasury described under “Description of the Senior Notes — Market Rate Reset,” and (b) any change in the scheduled interest payment dates and the maturity date of the senior notes that will become effective on the reset date upon a successful remarketing. We will cause each such remarketing announcement to be published on the business day following the announcement date by publication in a daily newspaper in the English language of general circulation in New York City, which is expected to be The Wall Street Journal. In the event of an unsuccessful remarketing attempt, we will cause a notice of any failed remarketing to be published on the business day immediately following the applicable remarketing date, by publication in a daily newspaper in the English language of general circulation in New York City, which is expected to be The Wall Street Journal. In addition, we will request, not later than seven nor more than 15 calendar days prior to the applicable remarketing date, that the depositary notify its participants holding senior notes, Corporate Units and Treasury Units of the remarketing, including, in the case of a failed remarketing on the final remarketing date, the procedures that must be followed if a senior note holder wishes to exercise its right to put its senior note to us as described in this prospectus. If required under the U.S. federal securities laws, we will use reasonable best efforts to (1) ensure that a registration statement with regard to the full amount of the senior notes to be remarketed will be effective in a form that will enable the remarketing agent to rely on it in connection with the remarketing process and (2) provide a prospectus in connection therewith.

      If a successful remarketing of the senior notes underlying your Corporate Units has not occurred prior to the purchase contract settlement date, the holders of the senior notes will have the right to put their senior notes to us on the purchase contract settlement date, at a price equal to $25 per senior note, plus accrued and unpaid interest. The put right of holders of senior notes that are part of Corporate Units will be automatically exercised unless those holders (1) prior to 11:00 a.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, provide written notice of their intention to settle the related purchase contract with separate cash, and (2) on or prior to the business day immediately preceding the purchase contract settlement date, deliver to the collateral agent $25 in cash per purchase contract. Unless a Corporate Unit holder has settled the related purchase contract with separate cash on or prior to the purchase contract settlement date, the holder will be deemed to have elected to apply a portion of the proceeds of the put price equal to the principal amount of the senior notes against the holder’s obligations to us under the related purchase contract, thereby satisfying those obligations in full, and we will deliver our common stock to the holder pursuant to the related purchase contract. Any remaining amount of the put price following satisfaction of the purchase contract will be paid to the Corporate Unit holder.

      You may elect not to participate in any remarketing and to retain the senior notes underlying your Corporate Units by (1) creating Treasury Units at any time on or prior to the second business day prior to either of the remarketing dates or (2) if the initial remarketing attempt has failed, notifying the purchase contract agent of your intention to pay cash to satisfy your obligation under the related purchase contracts on or prior to the fifth business day before the purchase contract settlement date and delivering the cash payment required under the purchase contracts to the collateral agent on or prior to the fourth business day before the purchase contract settlement date.

Early Settlement

      Subject to the conditions described below, a holder of Corporate Units or Treasury Units may settle the related purchase contracts in cash at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date by presenting and surrendering the related Corporate Unit or Treasury Units certificate, if they are in certificated form, at the offices of the purchase contract agent with the form of “Election to Settle Early” on the reverse side of the certificate completed and executed as indicated, accompanied by payment to us in immediately available funds of an amount equal to:

•	the stated amount times the number of purchase contracts being settled, plus

•	if the delivery is made with respect to any purchase contract during the period from the close of business on any record date next preceding any payment date to the opening of business on such payment date, an amount equal to the contract adjustment payments payable on the payment date with respect to the purchase contract.

      If the Treasury portfolio has replaced the senior notes as a component of Corporate Units, holders of the Corporate Units may settle early only in integral multiples of                     Corporate Units. Holders of Treasury Units may settle early only in integral multiples of 40 Treasury Units.

      So long as the Units are evidenced by one or more global security certificates deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent. The early settlement right is also subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933 in effect covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required under the U.S. federal securities laws, we will use reasonable best efforts to (1) have a registration statement in effect covering those shares of common stock and other securities to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right.

      Upon early settlement of the purchase contracts related to any Corporate Units or Treasury Units:

•	except as described below in “— Early Settlement Upon Cash Merger,” the holder will receive newly issued shares of common stock per Corporate Unit or Treasury Unit, subject to adjustment under the circumstances described under “— Anti-Dilution Adjustments,” accompanied by an appropriate prospectus if required by law,

•	the senior notes, the applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, related to the Corporate Units or Treasury Units will be transferred to the holder free and clear of our security interest,

•	the holder’s right to receive future contract adjustment payments and any accrued and unpaid contract adjustment payments for the period since the most recent quarterly payment date will terminate, and

•	no adjustment will be made to or for the holder on account of any accrued and unpaid contract adjustment payments referred to in the previous bullet.

      If the purchase contract agent receives a Corporate Unit certificate or Treasury Unit certificate if they are in certificated form accompanied by the completed “Election to Settle Early” and required immediately available funds from a holder of Corporate Units or Treasury Units by 5:00 p.m., New York City time, on a business day and all conditions to early settlement have been satisfied, that day will be considered the settlement date.

      If the purchase contract agent receives the above after 5:00 p.m., New York City time, on a business day or at any time on a day that is not a business day, the next business day will be considered the settlement date. Upon early settlement of purchase contracts in the manner described above, presentation and surrender of the certificate evidencing the related Corporate Units or Treasury Units if they are in certificated form and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related common stock to any person other than the holder of the Corporate Units or Treasury Units, we will cause the shares of common stock being purchased to be issued, and the related senior notes, the applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, securing the purchase contracts to be released from the pledge under the pledge agreement described in “— Pledged Securities and the Pledge Agreement” and transferred, within three business days following the settlement date, to the purchasing holder or the holder’s designee.

Notice to Settle with Cash

      Unless the Treasury portfolio has replaced the senior notes as a component of Corporate Units, a holder of Corporate Units may settle the related purchase contract with separate cash. A holder of a Corporate Unit wishing to settle the related purchase contract with separate cash must notify the purchase contract agent by presenting and surrendering the Corporate Unit certificate evidencing the Corporate Unit at the offices of the purchase contract agent with the form of “Notice to Settle by Separate Cash” on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the fifth business day immediately preceding the purchase contract settlement date and delivering the required cash payment to the collateral agent on or prior to 5:00 p.m., New York City time, on the fourth business day immediately preceding the purchase contract settlement date.

      If a holder that has given notice of its intention to settle the related purchase contract with separate cash fails to deliver the cash to the collateral agent on the fourth business day immediately preceding the purchase contract settlement date, the holder’s senior notes will be included in the final remarketing of senior notes occurring on the third business day immediately preceding the purchase contract settlement date.

Early Settlement Upon Cash Merger

      Prior to the purchase contract settlement date, if we are involved in a merger in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, which we refer to as a cash merger, then following the cash merger, each holder of a purchase contract will have the right to accelerate and settle such contract early at the settlement rate in effect immediately prior to the closing of the cash merger, provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled. We refer to this right as the “merger early settlement right.”

      We will provide each of the holders with a notice of the completion of a cash merger within five business days thereof. The notice will specify a date, which shall be at least 10 days after the date of the notice but no later than the earlier of 20 days after the date of such notice and five business days prior to the purchase contract settlement date, by which each holder’s merger early settlement right must be exercised. The notice will set forth, among other things, the applicable settlement rate and the amount of the cash, securities and other consideration receivable by the holder upon settlement. To exercise the merger early settlement right, you must deliver to the purchase contract agent, three business days before the early settlement date, the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, and payment of the applicable purchase price in immediately available funds.

      If you exercise the merger early settlement right, we will deliver to you on the early settlement date the kind and amount of securities, cash or other property that you would have been entitled to receive if you had settled the purchase contract immediately before the cash merger at the settlement rate in effect at such time in addition to accrued and unpaid contract adjustment payments. The settlement rate then in effect will be based on the applicable market value of such property, as described under “— Purchase of Common Stock” above, for the 20 consecutive trading day period ending on the third trading day immediately preceding the early settlement date. You will also receive the senior notes, applicable ownership interests in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be. If you do not elect to exercise your merger early settlement right, your Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the settlement date. We have agreed that, if required under the U.S. federal securities laws, we will use reasonable best efforts to (1) have in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a cash merger.

      A holder of Treasury Units may exercise the merger early settlement right only in integral multiples of 40 Units. If the Treasury portfolio has replaced the senior notes as a component of Corporate Units, holders of the Corporate Units may exercise the merger early settlement right only in integral multiples of                     Corporate Units.

Contract Adjustment Payments

      Contract adjustment payments in respect of Corporate Units and Treasury Units will be fixed at a rate per year of                     % of the stated amount of $25 per purchase contract. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from the date of issuance of the purchase contracts and will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing on August 16, 2004.

      Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be on the first day of the month in which the relevant payment date falls. These distributions will be paid through the purchase contract agent, who will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Corporate Units. Subject to any applicable laws and regulations, each such payment will be made as described under “— Book-Entry System.”

      If any date on which contract adjustment payments are to be made on the purchase contracts related to the Corporate Units or Treasury Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day which is a business day, and no interest or payment will be paid in respect of the delay. However, if that business day is in the next succeeding calendar year, that payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on that payment date. A business day means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York City are permitted or required by any applicable law to close.

      Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our senior indebtedness.

Anti-Dilution Adjustments

      The formula for determining the settlement rate will be subject to adjustment, without duplication, upon the occurrence of certain events, including:

(a) the payment of dividends and distributions of shares of common stock on the outstanding shares of common stock;

(b) the issuance to all holders of outstanding shares of common stock of rights, warrants or options (other than pursuant to any dividend reinvestment or share purchase plans) entitling them, for a period of up to 45 days, to subscribe for or purchase shares of common stock at less than the current market price thereof;

(c) subdivisions, splits and combinations of shares of common stock;

(d) distributions to all holders of outstanding shares of common stock of evidences of our indebtedness or assets, including shares of capital stock, securities, cash or property (but excluding any dividend or distribution covered by clause (a) or (b) above and any dividend or distribution paid exclusively in cash), in which event the settlement rate will be divided by a fraction,

•	the numerator of which is the current market price of our common stock less the fair market value, as determined by our board of directors, of the portion of these evidences of indebtedness or assets and

•	the denominator of which is the current market price of our common stock;

(e) distributions by us or any of our subsidiaries consisting exclusively of cash to all holders of our common stock, excluding any cash dividend on our common stock to the extent that the aggregate cash dividend per share of our common stock in any quarter does not exceed $ (the “dividend threshold amount”) (the dividend threshold amount is subject to adjustment in the same proportion as the settlement rate, provided that no adjustment will be made to the dividend threshold amount for any adjustment made to the settlement rate pursuant to this clause (e)), in which event the settlement rate will be divided by a fraction,

•	the numerator of which will be the current market price of our common stock less the amount per share of such dividend or distribution in excess of the dividend threshold amount and

•	the denominator of which will be the current market price of our common stock

(f) the successful completion of a tender or exchange offer made by us or any of our subsidiaries for shares of common stock to the extent that the cash and the value of any other consideration included in the payment per share of our common stock exceeds the closing price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, in which event the settlement rate will be divided by a fraction,

•	the numerator of which shall be equal to (A) the product of (I) the current market price per share of our common stock on the date of expiration of the tender or exchange offer multiplied by (II) the number of shares of common stock outstanding (including any purchased shares) at such time less (B) the fair market value as determined by our board of directors, of the aggregate consideration payable for all shares of our common stock we purchased in such tender of exchange offer and

•	the denominator of which will be the product of the number of shares of our common stock outstanding less any such purchased shares and the current market price of our common stock on the date of expiration of the tender or exchange offer.

      The “current market price” per share of common stock on any day means the average of the daily closing prices for the five consecutive trading days selected by us commencing not more than 30 trading days before, and ending not later than, the earlier of the day in question and the day before the “ex date” with respect to the issuance or distribution requiring the computation. For purposes of this paragraph, the term “ex date,” when used with respect to any issuance or distribution, will mean the first date on which the common stock trades regular way on the applicable exchange or in the applicable market without the right to receive the issuance or distribution.

      If the rights provided for in our stockholder rights plan dated as of December 2, 1996, as amended, have separated from our common stock in accordance with the provisions of the rights agreement so that the holders of the purchase contracts would not be entitled to receive any rights in respect of the common stock issuable on the purchase contract settlement date, the settlement rate will be adjusted as if we distributed to all holders of our common stock, evidences of indebtedness or assets, including shares of capital stock, securities, cash or property as described under clause (d) above, subject to readjustment in the event of the expiration, termination or redemption of the rights. In lieu of any such adjustment, we may amend our rights agreement to provide that on the purchase contract settlement date the holders will receive, in addition to the common stock issuable on such date, the rights that would have attached to such shares of common stock if the rights had not become separated from the common stock under our stockholders rights plan. To the extent that we adopt any future rights plan, on the purchase contract settlement date, you will receive, in addition to the common stock, the rights under the future rights plan whether or not the rights have separated from the common stock on the purchase contract settlement date and no adjustment to the settlement rate shall be made in accordance with clause (d) above.

      In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive other securities, cash or property, each purchase contract then outstanding would, without the consent of the holders of the related Corporate Units or Treasury Units, as the case may be, become a contract to purchase such other securities, cash and property instead of our common stock. Upon the occurrence of any such transaction, on the purchase contract settlement date the settlement rate then in effect will be applied to the value, on the purchase contract settlement date, of the securities, cash or property a holder would have received had it held shares covered by the purchase contract when such transaction occurred.

      If at any time we make a distribution of property to our stockholders which would be taxable to the stockholders as a dividend for U.S. federal income tax purposes (i.e., distributions out of our current or accumulated earnings and profits or distributions of evidences of indebtedness or assets, but generally not stock dividends or rights to subscribe for capital stock) and, pursuant to the settlement rate adjustment provisions of the purchase contract agreement, the settlement rate is increased, this increase will give rise to a taxable dividend to holders of Corporate Units and Treasury Units.

      In addition, we may make increases in the settlement rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes or for any other reason.

      Adjustments to the settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the settlement rate will be required unless the adjustment would require an increase or decrease of at least one percent in the settlement rate. However, any adjustments that are not required to be made because they would have required an increase or decrease of less than one percent will be carried forward and taken into account in any subsequent adjustment.

      We will be required, within ten business days following the adjustment to the settlement rate (or if we are not aware of the event requiring adjustment as soon as reasonably practicable after becoming aware), to provide written notice to the purchase contract agent of the occurrence of the adjustment and a statement in reasonable detail setting forth the method by which the adjustment to the settlement rate was determined and setting forth the revised settlement rate.

      Each adjustment to the settlement rate will result in a corresponding adjustment to the number of shares of common stock issuable upon early settlement of a purchase contract. Each adjustment to the settlement rate will also result in an adjustment to the applicable market value solely for purposes of determining the settlement rate on the purchase contract settlement date.

Termination

      The purchase contracts, and our rights and obligations and the rights and obligations of the holders of the Corporate Units and Treasury Units under the purchase contracts, including the right and obligation to purchase shares of common stock and the right to receive accrued contract adjustment payments, will immediately and automatically terminate, without any further action, upon the termination of the purchase contracts as a result of our bankruptcy, insolvency or reorganization. In the event of a termination of the purchase contracts as a result of our bankruptcy, insolvency or reorganization, holders of the purchase contracts will not have a claim in bankruptcy under the purchase contract with respect to our issuance of shares of common stock or the right to receive contract adjustment payments.

      Upon any termination, the collateral agent will release the related senior notes, the applicable ownership interest of the Treasury portfolio or the Treasury securities, as the case may be, held by it to the purchase contract agent for distribution to the holders, subject, in the case of the applicable ownership interest in the Treasury portfolio or the Treasury securities, to the purchase contract agent’s disposition of the subject securities for cash, and the payment of this cash to the holders, to the extent that the holders would otherwise have been entitled to receive less than $1,000 principal amount or interest, as the case may be, at maturity of any such security. Upon any termination, however, the release and distribution may be subject to the automatic stay under Section 362 of the U.S. Bankruptcy Code, and claims arising out of the senior notes, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court. In the event that we become the subject of a case under the Bankruptcy Code, the delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until the automatic stay has been lifted. We expect any such delay to be limited.

      If the holder’s purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, such holder will have no right to receive any accrued contract adjustment payments.

Pledged Securities and the Pledge Agreement

      Pledged securities will be pledged to us through the collateral agent, for our benefit, pursuant to the pledge agreement to secure the obligations of holders of Corporate Units and Treasury Units to purchase shares of common stock under the related purchase contracts. The rights of holders of Corporate Units and Treasury Units to the related pledged securities will be subject to our security interest created by the pledge agreement.

      No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to the Corporate Units or Treasury Units from the pledge arrangement except:

•	to substitute Treasury securities for the related senior notes or the applicable ownership interest in the Treasury portfolio, as the case may be, as provided for under “Description of the Units — Creating Treasury Units,”

•	to substitute senior notes or the applicable ownership interest of the Treasury portfolio, as the case may be, for the related Treasury securities, as provided for under “Description of the Units — Recreating Corporate Units,” or

•	upon the termination or early settlement of the related purchase contracts.

      Subject to the security interest and the terms of the pledge agreement, each holder of Corporate Units, unless the Treasury portfolio has replaced the senior notes as a component of Corporate Units, will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights of the related senior notes, including voting and redemption rights. Each holder of Treasury Units and each holder of Corporate Units, if the Treasury portfolio has replaced the senior notes as a component of Corporate Units, will retain beneficial ownership of the related Treasury securities or the applicable ownership interest of the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

      Except as described in “Certain Provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement — General,” the collateral agent will, upon receipt, if any, of payments on the pledged securities, distribute the payments to the purchase contract agent, which will in turn distribute those payments, together with contract adjustment payments received from us, to the persons in whose names the related Corporate Units or Treasury Units are registered at the close of business on the record date immediately preceding the date of payment.

Book-Entry System

      The Depository Trust Company, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the Corporate Units and Treasury Units. The Corporate Units and Treasury Units will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units and Treasury Units, will be issued and will be deposited with the depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

      The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Corporate Units or the Treasury Units so long as the Corporate Units or the Treasury Units are represented by global security certificates.

      The depositary has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

      In the event that:

•	the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice,

•	the depositary at any time ceases to be a clearing agency registered under the Securities Exchange Act when the depositary is required to be so registered to act as the depositary and no successor depositary has been appointed within 90 days after we learn that the depositary has ceased to be so registered,

•	an event of default has occurred and is continuing under the purchase contract agreement, or

•	we, in our sole discretion, determine that the global security certificates shall be so exchangeable,

certificates for the Corporate Units or Treasury Units will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global Corporate Unit or Treasury Unit that is exchangeable pursuant to the preceding sentence will be exchangeable for Corporate Unit or Treasury Unit certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

      As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units or Treasury Units represented by these certificates for all purposes under the Corporate Units or Treasury Units and the purchase contract agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have such global security certificates or the Corporate Units or Treasury Units represented by these certificates registered in their names,

•	will not receive or be entitled to receive physical delivery of Corporate Unit or Treasury Unit certificates in exchange for beneficial interests in global security certificates, and

•	will not be considered to be owners or holders of the global security certificates or any Corporate Units or Treasury Units represented by these certificates for any purpose under the Corporate Units or Treasury Units or the purchase contract agreement.

      All payments on the Corporate Units or Treasury Units represented by the global security certificates and all transfers and deliveries of related senior notes, Treasury portfolio, Treasury securities and shares of common stock will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

      Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the purchase contract agent or any agent of ours or of the purchase contract agent will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

      Although the depositary has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

      The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

CERTAIN PROVISIONS OF THE PURCHASE CONTRACTS,

THE PURCHASE CONTRACT AGREEMENT AND THE PLEDGE AGREEMENT

      This section summarizes some of the other provisions of the purchase contracts, the purchase contract agreement and the pledge agreement. This summary should be read together with the purchase contracts, the purchase contract agreement and the pledge agreement, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

General

      Except as described in “Description of the Purchase Contracts — Book-Entry System,” payments on the Units will be made, purchase contracts (and documents relating to the Corporate Units, Treasury Units and purchase contracts) will be settled, and transfers of the Corporate Units and Treasury Units will be registrable, at the office of the purchase contract agent in the Borough of Manhattan, New York City. In addition, if the Corporate Units and Treasury Units do not remain in book-entry form, payment on the Units may be made, at our option, by check mailed to the address of the holder entitled to payment as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice.

      Shares of common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code, see “Description of the Purchase Contracts — Termination”) at the office of the purchase contract agent upon presentation and surrender of the applicable certificate.

      If you fail to present and surrender the certificate evidencing the Corporate Units or Treasury Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of common stock issuable upon settlement of the related purchase contract will be registered in the name of the purchase contract agent. The shares, together with any distributions, will be held by the purchase contract agent as agent for your benefit until the certificate is presented and surrendered or you provide satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

      If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder’s Corporate Units or Treasury Units to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented or the holder provides the evidence and indemnity described above.

      The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending payment to any holder.

      No service charge will be made for any registration of transfer or exchange of the Corporate Units or Treasury Units, except for any tax or other governmental charge that may be imposed in connection with a transfer or exchange.

Modification

      The purchase contract agreement and the pledge agreement will contain provisions permitting us, the purchase contract agent or the collateral agent, as the case may be, to modify the purchase contract agreement or the pledge agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person to our obligations,

•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements,

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary,

•	to make provision with respect to the rights of holders pursuant to adjustments in the settlement rate due to consolidations, mergers or other reorganization events,

•	to cure any ambiguity, to correct or supplement any provisions that may be inconsistent, and

•	to make any other provisions with respect to such matters or questions, provided that such action shall not adversely affect the interest of the holders in any material respect.

      The purchase contract agreement and the pledge agreement will contain provisions permitting us and the purchase contract agent, and in the case of the pledge agreement, the collateral agent, with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding, to modify the terms of the purchase contracts, the purchase contract agreement or the pledge agreement. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected by the modification,

•	change any payment date,

•	change the amount or type of pledged securities related to the purchase contract, impair the right of the holder of any pledged securities to receive distributions on the pledged securities or otherwise adversely affect the holder’s rights in or to the pledged securities,

•	change the place or currency of payment or reduce any contract adjustment payments,

•	impair the right to institute suit for the enforcement of the purchase contract or payment of any contract adjustment payments,

•	reduce the number of shares of common stock purchasable under the purchase contract, increase the price to purchase shares of common stock upon settlement of the purchase contract, change the purchase contract settlement date, the right to early settlement or the holder’s merger early settlement right or otherwise adversely affect the holder’s rights under the purchase contract, or

•	reduce the above-stated percentage of outstanding purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the purchase contracts, the purchase contract agreement or the pledge agreement.

      If any amendment or proposal referred to above would adversely affect only the Corporate Units or the Treasury Units, then only the affected class of holders will be entitled to vote on the amendment or proposal, and the amendment or proposal will not be effective except with the consent of the holders of not less than a majority of the affected class or of all of the holders of the affected classes, as applicable.

No Consent to Assumption

      Each holder of Corporate Units or Treasury Units, by acceptance of these securities, will under the terms of the purchase contract agreement and the Corporate Units or Treasury Units, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the related purchase contracts by us or our trustee if we become the subject of a case under the Bankruptcy Code or other similar state or federal law provision for reorganization or liquidation.

Consolidation, Merger, Sale or Conveyance

      We will covenant in the purchase contract agreement that we will not merge with and into, consolidate with or convert into any other entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person or entity, unless (1) the successor entity is a corporation organized and existing under the laws of the United States of America or a U.S. state or the District of Columbia and that entity expressly assumes our obligations under the purchase contracts, the purchase contract, the pledge agreement, the indenture and the remarketing agreement and (2) the successor entity is not, immediately after the merger, consolidation, conversion, sale, assignment, transfer, lease or conveyance, in default of its payment obligations under the purchase contracts, the purchase contract agreement, the pledge agreement, the indenture or the remarketing agreement or in material default in the performance of any other covenants under these agreements.

Title

      We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment and settling the related purchase contracts and for all other purposes.

Replacement of Unit Certificates

      In the event that physical certificates have been issued, any mutilated Corporate Unit or Treasury Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Corporate Unit or Treasury Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder of the Corporate Units or Treasury Units evidenced by the certificate before a replacement will be issued.

      Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the purchase contract settlement date (or after early settlement) or after the purchase contracts have terminated. The purchase contract agreement will provide that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate following the purchase contract settlement date, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the shares of common stock issuable pursuant to the purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.

Governing Law

      The purchase contract agreement, the pledge agreement and the purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Purchase Contract Agent

      U.S. Bank Trust National Association will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units and Treasury Units from time to time. The purchase contract agreement will not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the Corporate Units and Treasury Units or the purchase contract agreement.

      The purchase contract agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract agreement will contain provisions under which the purchase contract agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

Information Concerning the Collateral Agent

      U.S. Bank Trust National Association will be the collateral agent and securities intermediary. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units or Treasury Units except for the obligations owed by a pledge of property to the owner of the property under the pledge agreement and applicable law.

      The pledge agreement will contain provisions limiting the liability of the collateral agent. The pledge agreement will contain provisions under which the collateral agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

      Because U.S. Bank Trust National Association is serving as both the collateral agent and the purchase contract agent, if an event of default, except an event of default occurring as a result of a failed remarketing, occurs under the purchase contract agreement or the pledge agreement, U.S. Bank Trust National Association will resign as the collateral agent, but remain as the purchase contract agent. We will then select a new collateral agent in accordance with the terms of the pledge agreement.

Miscellaneous

      The purchase contract agreement will provide that we will pay all fees and expenses other than underwriters’ expenses (including counsel) related to the offering of the Corporate Units, the retention of the collateral agent and the enforcement by the purchase contract agent of the rights of the holders of the Units.

      Should you elect to substitute the related pledged securities, create Treasury Units or recreate Corporate Units, you shall be responsible for any fees or expenses payable in connection with that substitution, as well as any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and we shall not be responsible for any of those fees or expenses.

DESCRIPTION OF THE SENIOR NOTES

      The following description is a summary of the terms of our senior notes. The descriptions in this prospectus contain a description of certain terms of the senior notes and the indenture but do not purport to be complete, and reference is hereby made to the indenture which is filed as an exhibit to the registration statement and to the Trust Indenture Act. See “Where You Can Find More Information.” For purposes of the following description, references to “Albertsons,” “we,” “our” or “us” include only Albertson’s, Inc. and not its subsidiaries.

General

      The senior notes will be issued under the indenture dated as of May 1, 1992 between us and U.S. Bank Trust National Association, as indenture trustee, as amended and supplemented by a supplemental indenture to be dated                     , 2004 (as so amended as supplemented, the “indenture”). The senior notes will mature on February 16, 2009 unless extended as described below.

      The senior notes will be senior debt securities that will be our direct, unsecured obligations and will rank without preference or priority among themselves and equally with all of our existing and future unsecured senior indebtedness. The senior notes initially will be issued in an aggregate principal amount equal to $1.0 billion. If the over-allotment option is exercised in full by the underwriters, an additional $150 million of the senior notes will be issued.

      We conduct a substantial portion of our business operations through our subsidiaries. Accordingly, our ability to service our debt, including our obligations under the senior notes, and other obligations are dependent to some extent on the earnings of our respective subsidiaries and the payment of those earnings to us in the form of dividends, loans or advances and through repayment of loans or advances from us. In addition, any payment of dividends, loans or advances by those subsidiaries could be subject to statutory or contractual restrictions. Our subsidiaries have no obligation to pay any amounts due on the senior notes.

      The senior notes will not be subject to a sinking fund provision and will not be subject to defeasance. Unless a special event redemption occurs prior to May 16, 2007, the entire principal amount of the senior notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on February 16, 2009, provided that in the event of a successful remarketing, such initial maturity date may be extended to a date selected by us that is two or three years from the reset date. Such extended maturity date, if any, will be specified in the remarketing announcement and will become effective on the reset date. If the senior notes are not successfully remarketed by the third business day immediately preceding the purchase contracts settlement date, the maturity of the senior notes will be May 16, 2009. Except for a special event redemption, the senior notes will not be redeemable by us.

      The indenture trustee will initially be the security registrar and the paying agent for the senior notes. Senior notes forming a part of the Corporate Units will be issued in certificated form, will be in denominations of $25 and integral multiples of $25, without coupons, and may be transferred or exchanged, without service charge but upon payment of any taxes or other governmental charges payable in connection with the transfer or exchange, at the office described below. Payments on senior notes issued as a global security will be made to the depositary or a successor depositary. Principal and interest with respect to certificated notes will be payable, the transfer of the senior notes will be registrable and senior notes will be exchangeable for notes of a like aggregate principal amount in denominations of $25 and integral multiples of $25, at the office or agency maintained by us for this purpose in New York City. We have initially designated the corporate trust office of the indenture trustee as that office. However, at our option, payment of interest may be made by check mailed to the address of the holder entitled to payment or by wire transfer to an account appropriately designated by the holder entitled to payment.

      The indenture does not contain provisions that afford holders of the senior notes protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The indenture does not limit our ability to issue or incur other unsecured debt or issue preferred stock. The indenture allows us to reopen a series to issue additional debt securities without the consent of the debt security holders of such series.

Interest

      Each senior note will bear interest initially at the rate of        % per year from the original issuance date to, but excluding, the reset date or, if no successful remarketing of the senior notes occurs, May 16, 2009, payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing on August 16, 2004, to the person in whose name the senior note is registered at the close of business on the first day of the month in which the interest payment date falls.

      The applicable interest rate on the senior notes will be reset to the reset rate upon successful remarketing as described above under “Description of the Purchase Contracts — Remarketing.” The reset rate will become effective on the reset date, which is three business days immediately following a successful remarketing. If the interest on the senior notes is reset on a reset date that is not a scheduled interest payment date, holders of senior notes will receive on such reset date a payment of accrued and unpaid interest from the most recent interest payment date to, but excluding, such reset date. If the interest rate on the senior notes is reset on a reset date that is not otherwise a quarterly interest payment date, the collateral agent will receive that interest payment made on senior notes included in the Corporate Units, which shall be paid to holders of the Corporate Units on the quarterly payment date next following that reset date. If the senior notes are not successfully remarketed, the interest rate on the senior notes will not be reset and interest payments on all senior notes will remain payable quarterly in arrears on the original quarterly interest payment dates. Following a successful remarketing of the senior notes, the senior notes will bear interest from the reset date at the reset rate to, but excluding, February 16, 2009 or, if the maturity of the senior notes is extended on the reset date, such extended maturity date.

      The amount of interest payable on the senior notes for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the senior notes is not a business day, then payment of the interest payable on such date will be made on the next day that is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next calendar year, then such payment will be made on the preceding business day.

Market Reset Rate

      The reset rate will be equal to the rate that is sufficient to allow a successful remarketing of the senior notes and will be determined by the remarketing agent. In the case of a reset prior to the third business day immediately preceding the purchase contract settlement date, which rate would be effective on the third business day following the date of such successful remarketing, the reset rate will be the rate determined by the remarketing agent as the rate the senior notes should bear in order for the senior notes included in Corporate Units to have an approximate aggregate market value on the reset date targeted at 100.25% of the Treasury portfolio purchase price described under “Description of the Purchase Contracts — Remarketing.” In the case of a reset on the third business day immediately preceding the purchase contract settlement date, the reset rate will be the rate determined by the remarketing agent as the rate the senior notes should bear in order for each senior note to have an approximate market value targeted at 100.25% of the principal amount of the senior notes.

Optional Changes Upon Remarketing

      In connection with a remarketing, we may elect, in our sole discretion, to change the stated maturity of the senior notes to any date not earlier than May 16, 2009 and not later than May 16, 2010. In addition, we may also elect to add any additional financial covenants as we may determine. Such an election would take effect upon a successful remarketing, on the purchase contract settlement date.

Optional Remarketing

      On or prior to the fifth business day immediately preceding any remarketing date, but no earlier than the payment date immediately preceding such date, holders of senior notes that are not components of Corporate Units may elect to have their senior notes remarketed in the same manner and at the same price as senior notes that are components of Corporate Units by delivering their senior notes along with a notice of this election to the collateral agent. The collateral agent, acting as custodial agent, will hold the senior notes in an account separate from the collateral account in which the pledged securities will be held. Holders of senior notes electing to have their senior notes remarketed will also have the right to withdraw the election on or prior to the fifth business day immediately preceding the applicable remarketing date. Holders of Treasury Units that are also holders of senior notes that are not part of the Corporate Units may also participate in any remarketing by recreating Corporate Units from their Treasury Units at any time on or prior to the second business day immediately prior to any of the remarketing dates.

Put Option upon a Failed Final Remarketing

      If the senior notes have not been successfully remarketed prior to the purchase contract settlement date, the holders of the senior notes that are not part of Corporate Units will have the right to put their senior notes to us on the purchase contract settlement date, upon at least two business days’ prior notice, at a price equal to $25 per senior note, plus accrued and unpaid interest.

Limitations on Liens

      If all of the following conditions are satisfied:

•	Albertsons or any Subsidiary directly or indirectly, creates, incurs, issues, assumes, guarantees or otherwise becomes liable for or suffers to exist any indebtedness for money borrowed or evidenced by a bond, debenture, note or other similar instrument, whether or not for money borrowed (“Debt”),

•	such Debt is secured by a Lien on any Principal Property of Albertsons or of any Subsidiary or a Lien on any shares of capital stock or Debt of any Subsidiary (which Debt of a Subsidiary is then held by Albertsons or any Subsidiary), and

•	the aggregate amount of all such secured Debt, together with all Attributable Debt of Albertsons and its Subsidiaries with respect to Sale and Leaseback Transactions involving Principal Properties (with the exception of such transactions that are excluded as described in “Limitations on Sale and Leaseback Transactions” below), exceeds 10% of Consolidated Net Tangible Assets, then Albertsons will secure or cause such Subsidiary to secure the senior notes entitled to the benefit of such covenant equally and ratably with such secured Debt, but only for so long as such secured Debt is secured as described above.

      The above restriction does not apply to Debt secured by the Liens described below, and, in computing the amount of secured Debt, Debt secured by the Liens described below will not be considered secured Debt:

(1) Liens on property of, or on any shares of capital stock of or on Debt of, any corporation existing at the date of the indenture or at the time such corporation becomes a Subsidiary,

(2) Liens in favor of Albertsons or any wholly-owned Subsidiary of Albertsons,

(3) Liens in favor of governmental bodies to secure progress, advance or various other payments,

(4) (a) if made in the ordinary course of business, Liens as security for the performance of contracts other than in connection with the borrowing of money, deferred purchase price of property or services, an advance of moneys or the securing of Debt, (b) Liens with governmental agencies required or permitted to qualify Albertsons or any Subsidiary to conduct business, maintain self-insurance or obtain various other benefits, (c) mechanics’ Liens, landlord Liens or statutory Liens securing obligations incurred in the ordinary course of business not overdue or being contested in good faith by appropriate proceedings and not incurred directly or indirectly in connection with the borrowing of money, the deferred purchase price of property or services or an advance of moneys, or (d) easements, exceptions, reservations or similar encumbrances on real property that do not materially interfere with the operation of such property or impair the value of such property for the purposes for which such property is or may reasonably be expected to be used by Albertsons or its Subsidiaries,

(5) Liens for taxes, assessments or governmental charges or levies not yet due and payable or payable without penalty or being contested in good faith by appropriate proceedings,

(6) Liens created by or resulting from any litigation or legal proceeding that is being contested in good faith by appropriate proceedings, Liens arising out of judgments or awards as to which the time for prosecuting an appeal or proceeding for review has not expired, or Liens arising out of individual final judgments or awards in amounts of less than $100,000, provided that the aggregate amount of all such individual final judgments or awards will not at any one time exceed $1,000,000,

(7) Liens on property, shares of stock or Debt existing at the time of acquisition of such property, shares of stock or Debt (including acquisition through merger or consolidation), and purchase money and construction Liens that are entered into within 360 days after the latest to occur of the acquisition, completion of construction or the commencement of full operation of such property,

(8) Liens securing industrial revenue or pollution control bonds,

(9) Liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation, and

(10) any extension, renewal or refunding of any Lien referred to in clauses (1) through (9), inclusive, above to the extent the amount of Debt secured by such Lien is not increased from the amount originally so secured.

Limitations on Sale and Leaseback Transactions

      Neither Albertsons nor any Subsidiary may enter into any Sale and Leaseback Transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt of Albertsons and its Subsidiaries with respect to all such transactions plus all secured Debt (with the exception of secured Debt which is excluded as described in “— Limitations on Liens” above) would not exceed 10% of Consolidated Net Tangible Assets, or unless:

•	the lease is for a period, including renewal rights, not in excess of three years,

•	the sale or transfer of the Principal Property is made within 180 days after the latest to occur of the acquisition, construction or the commencement of full operation of such property,

•	the lease secures or relates to industrial revenue or pollution control bonds,

•	the transaction is between Albertsons and a wholly-owned Subsidiary of Albertsons or between wholly-owned Subsidiaries of Albertsons,

•	the lease payment obligation is created in connection with a project financed with, and such obligation constitutes, a Nonrecourse Obligation, or

•	Albertsons or such Subsidiary, within 180 days after the sale is completed, applies to the retirement of Funded Debt of Albertsons (other than Funded Debt subordinate to the senior notes) or of any Subsidiary (other than through payment at maturity or a mandatory sinking fund or other mandatory prepayment) or to the purchase of other property which will constitute Principal Property of a value at least equal to the value of the Principal Property leased, an amount not less than the greater of (a) the net proceeds from the sale of the Principal Property leased, and (b) the fair market value of the Principal Property leased.

      In addition, Sale and Leaseback Transactions that meet any of the above tests will not be counted when computing the amount of Attributable Debt for purposes of the foregoing restriction.

Certain Definitions Applicable to Covenants

      Certain terms defined in the indenture and applicable to the covenants are summarized below:

      “Attributable Debt” means, as to any particular lease under which Albertsons or any Subsidiary is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended or may, at the option of the lessor, be extended), discounted from the respective due dates thereof to such date at a rate per annum equal to the weighted average interest rate per annum borne by the senior notes of each series outstanding pursuant to the indenture compounded semi-annually. The net amount of rent required to be paid under any such lease for any such period will be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount will also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

      “Capital Lease Obligations” means any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of Albertsons or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

      “Consolidated Net Tangible Assets” means the net book value of all assets of Albertsons and its consolidated Subsidiaries, excluding any amounts carried as assets for shares of capital stock held in treasury, debt discount and expense, goodwill, patents, trademarks and other intangible assets, less all liabilities of Albertsons and its consolidated Subsidiaries (except Funded Debt, minority interests in consolidated Subsidiaries, deferred taxes and general contingency reserves of Albertsons and its consolidated Subsidiaries), which in each case would be included on a consolidated balance sheet of Albertsons and its consolidated Subsidiaries as of the date of determination, all as determined on a consolidated basis in accordance with generally accepted accounting principles.

      “Funded Debt” means:

(1) all indebtedness of Albertsons and its Subsidiaries for money borrowed, or evidenced by a bond, debenture, note or other similar instrument, whether or not for money borrowed, maturing on, or renewable or extendible at the option of the obligor to, a date more than one year from the date of the determination thereof (but not including indebtedness under any revolving credit arrangement with banks except for any indebtedness converted pursuant to any such arrangement into a term loan which meets the requirements of this clause (1)),

(2) Capital Lease Obligations payable on a date more than one year from the date of the determination thereof,

(3) guarantees, direct or indirect, and other contingent obligations of Albertsons and its Subsidiaries in respect of, or to purchase or otherwise acquire or be responsible or liable for (through the investment of funds or otherwise), any obligations of the type described in clause (1) or (2) above of others (but not including contingent liabilities on customers’ receivables sold with recourse), and (4) amendments, renewals, extensions and refundings of any obligations of the type described in clause (1), (2) or (3) above.

      “Lien” means any mortgage, pledge, Lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any of the foregoing).

      “Nonrecourse Obligation” means indebtedness or lease payment obligations substantially related to:

(1) the acquisition of assets not previously owned by Albertsons or any Subsidiary, or

(2) the financing of a project involving the development or expansion of properties of Albertsons or any Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to Albertsons or any Subsidiary or any assets of Albertsons or any Subsidiary other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

      “Principal Property” means:

(1) any real property of Albertsons or any Subsidiary (including, without limitation, leasehold interests) together with the improvements thereon and the equipment, if any, constituting a part of the facility located thereon (including, without limitation, any warehouse, service center, shopping center or distribution center, wherever located) and

(2) other equipment of Albertsons or any Subsidiary,

in each case which has a book value on the date as of which the determination is being made of more than 1% of Consolidated Net Tangible Assets as most recently determined prior to such date.

      However, for purposes of clause (1) above, separate parcels of real property which are operated generally as part of a single facility (such as a single warehouse, service center, shopping center or distribution center) will be deemed to be a single property, and for purposes of clause (2) above, separate items of equipment that are secured by Liens will be deemed to be a single property to the extent they are secured by such Liens pursuant to the same financing transaction or a series of related financing transactions.

      “Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Article 1 of Regulation S-X (or any successor provision) of the SEC.

      “Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Albertsons or by one or more other Subsidiaries, or by Albertsons and one or more other Subsidiaries. For the purpose of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Events of Default

      It shall be an event of default under the senior notes if we fail on the date payment is due to pay the put price of any senior notes following the exercise of the put right by any holder of senior notes, unless the senior notes are a component of Corporate Units, in which case our obligation to pay the put price will be netted against such holder’s obligation to pay the purchase price under the related purchase contract.

      Holders will have special rights if an event of default occurs and is not cured. In addition to the above, the following events are defined in the indenture as events of default:

(1) failure to pay any interest on the senior notes when due, if such failure continues for 30 days,

(2) failure to pay principal of or any premium on the senior notes when due,

(3) failure to deposit any sinking fund payment, when due, relating to the senior notes,

(4) failure to perform any other covenant of Albertsons in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than the senior notes), if such failure continues for 60 days after written notice as provided in the indenture,

(5) default under indebtedness for money borrowed of Albertsons or any Significant Subsidiary having an aggregate outstanding principal amount of at least $25,000,000 or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any such indebtedness of Albertsons or any Significant Subsidiary, which default either: (a) will constitute a failure to make a principal payment of at least $25,000,000 when due and payable after the expiration of any applicable grace period with respect thereto, or (b) will have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without, in either case, such indebtedness having been discharged or such default rescinded or annulled within 10 days after notice to Albertsons by the trustee or to Albertsons and the trustee by the holders of at least 10% in aggregate principal amount of the senior notes specifying such default and requiring Albertsons or such Significant Subsidiary to cause such indebtedness to be discharged or such acceleration to be rescinded or annulled, and

(6) various events of bankruptcy, insolvency or reorganization involving Albertsons or a Significant Subsidiary.

      Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default will occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders will have offered to the trustee reasonable security or indemnity. Subject to various provisions, including those requiring security and indemnification of the trustee, the holders of a majority in aggregate principal amount of the senior notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

      Albertsons is required to deliver annually to the trustee a statement by certain of its officers as to whether or not Albertsons, to their knowledge, is in default in the performance and observance of any obligations of Albertsons under the indenture and, if so, specifying all such known defaults.

      If an event of default will occur and be continuing with respect to senior notes, either the trustee or the holders of at least 25% in aggregate principal amount of the senior notes may accelerate the maturity of the senior notes. However, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the senior notes may, under various circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “Meetings, Modifications and Waiver” below.

      No holder of any senior note will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder will have previously given to the trustee written notice of a continuing event of default and unless the holders of at least 25% in aggregate principal amount of the senior notes will have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee will not have received from the holders of a majority in aggregate principal amount of the senior notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations generally do not apply to a suit instituted by a holder of a senior note for the enforcement of payment of the principal or interest on such senior note on or after the respective due dates expressed in such senior note.

Optional Redemption — Special Event

      If a special event, as defined below, occurs and is continuing, prior to the earlier of (1) the date of a successful remarketing or (2) the purchase contract settlement date, we may redeem, at our option on any interest payment date, the senior notes in whole, but not in part, at a price equal to, for each senior note, the redemption amount, as defined below, plus accrued and unpaid interest thereon, which we refer collectively to as the redemption price, to the date of redemption, which we refer to as the “special event redemption date.” The redemption price payable in respect of all senior notes included in Corporate Units will be distributed to the collateral agent, which in turn will apply an amount equal to the redemption amount of such redemption price to purchase the Treasury portfolio on behalf of the holders of the Corporate Units and remit the remaining portion (net of fees and expenses, if any), if any, of such redemption price to the purchase contract agent for payment to the holders of the Corporate Units. Thereafter, the applicable ownership interest of the Treasury portfolio will be substituted for the senior notes and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligations to purchase our shares of common stock under the related purchase contract. Holders of senior notes that are not part of Corporate Units will directly receive proceeds from the redemption of the senior notes.

      “Special event” means either a tax event or an accounting event, each as defined below.

      “Accounting event” means the receipt by the audit committee of our board of directors of a written report in accordance with Statement on Auditing Standards (“SAS”) No. 97, “Amendment to SAS No. 50 — Reports on the Application of Accounting Principles,” from our independent auditors, provided at the request of management, to the effect that, as a result of a change in accounting rules after the date of original issuance of the senior notes, we must either (a) account for all or any portion of the purchase contracts as derivatives under SFAS 133 (or otherwise mark-to-market or measure at fair value all or any portion of the purchase contracts, with changes appearing in our income statement) or (b) account for the Units using the if-converted method under SFAS 128, and that such accounting treatment will cease to apply upon redemption of the senior notes.

      “Tax event” means the receipt by us of an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of senior notes, there is more than an insubstantial increase in the risk that interest payable by us on the senior notes is not, or within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes.

      “Redemption amount” means, for each senior note, the product of the principal amount of such senior note and a fraction, the numerator of which is the Treasury portfolio purchase price, as defined below, and the denominator of which is the applicable principal amount, as defined below.

      “Treasury portfolio purchase price” means in the context of a special event redemption the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent, as defined below, between 9:00 a.m. and 11:00 a.m., New York City time on the third business day immediately preceding the special event redemption date for the purchase of the Treasury portfolio described below for settlement on the special event redemption date.

      “Applicable principal amount” means the aggregate principal amount of the senior notes that are part of the Corporate Units on the special event redemption date.

      “Treasury portfolio” means in the context of a special event redemption a portfolio of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to May 15, 2007 in an aggregate amount at maturity equal to the applicable principal amount and with respect to each scheduled interest payment date on the senior notes that occurs after the special event redemption date, to and including the purchase contract settlement date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the business day immediately preceding such scheduled interest payment date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would be due on the applicable principal amount of the senior notes on such date.

      “Quotation agent” means any primary U.S. government securities dealer selected by us.

Agreement by Purchasers of Certain Tax Treatment

      Each senior note will provide that, by acceptance of the senior note or a beneficial interest therein, you intend that the senior note constitutes debt and you agree to treat it as debt for U.S. federal, state and local tax purposes.

Meetings, Modification and Waiver

      Modifications and amendments of the indenture may be made by Albertsons and the trustee with the consent of the holders of not less than 66 2/3 % in aggregate principal amount of the senior notes by such modification or amendment. However, no such modification or amendment may, without the consent of each holder of the senior notes affected thereby,

•	change the stated maturity of the principal of, or any installment of principal of or interest on the senior notes,

•	reduce the principal amount or rate of interest on or any premium payable upon the redemption of the senior notes,

•	change the place of payment where, or the coin or currency in which, principal, premium, if any, or interest, if any, on the senior notes is payable,

•	impair the right to institute suit for the enforcement of any payment on or with respect to the senior notes after the stated maturity or redemption date,

•	reduce the percentage in principal amount of senior notes, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with various provisions of the indenture or for waiver of various defaults, or

•	modify any of the provisions set forth in this paragraph except to increase any such percentage or to provide that various other provisions of the indenture may not be modified or waived without the consent of each holder of the senior notes affected thereby.

      The holders of at least 66 2/3% in aggregate principal amount of the senior notes may, on behalf of the holders of all the senior notes, waive compliance by Albertsons with various restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the senior notes may, on behalf of all holders of the senior notes, waive any past default under the indenture with respect to the senior notes, except a default:

•	in the payment of principal of, any premium on or any interest on the senior notes, or

•	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of the senior notes affected thereby.

Consolidation, Merger and Conveyances

      We may consolidate with or merge into, or transfer or lease our assets substantially as an entirety to, any person which is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, or may permit any such person to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, without the consent of the holders of any of the outstanding senior notes under the indenture. However, such consent will be required if:

•	the successor person fails to assume our obligations on the senior notes,

•	after giving effect to the transaction (treating any indebtedness which becomes an obligation of Albertsons or any Subsidiary as a result of such transaction as having been incurred by Albertsons or such Subsidiary at the time of such transaction), an event of default, or an event which, after notice or lapse of time, would become an event of default, will have occurred and be continuing, or

•	various other conditions are not met.

Deposit of Money or Government Obligations to Pay the Senior Notes

      We have the right to terminate certain of our obligations under the senior notes and the indenture with respect to the senior notes or any installment of principal of or interest on the senior notes if we:

•	irrevocably deposit with the trustee, in trust for the benefit of the holders of the senior notes or portions thereof, money or non-callable obligations of the United States sufficient to pay, when due, principal of and interest on the senior notes with respect to which a deposit is made to maturity; or redemption or such installment of principal or interest, as the case may be; and

•	all other conditions set forth in the securities of the senior notes are met.

      In such event, however, our obligation to pay the principal of and interest on the senior notes shall survive until the senior notes are no longer outstanding.

Governing Law

      The indenture and the senior notes will be governed by and construed in accordance with the laws of the State of New York.

Book-Entry System

      Senior notes which are released from the pledge following substitution or settlement of the purchase contracts will be issued in the form of one or more global certificates, which are referred to as global securities, registered in the name of the depositary or its nominee. Except under the limited circumstances described below or except upon recreation of Corporate Units, senior notes represented by the global securities will not be exchangeable for, and will not otherwise be issuable as, senior notes in certificated form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

      The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in such a global security.

      Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of senior notes in certificated form and will not be considered the holders (as defined in the indenture) thereof for any purpose under the indenture, and no global security representing senior notes shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.

      In the event that:

•	the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice,

•	the depositary ceases at any time to be a clearing agency registered under the Securities Exchange Act,

•	an event of default occurs and is continuing with respect to the senior notes, or

•	we determine in our sole discretion that we will no longer have senior notes represented by global securities and notify the trustee of such determination,

certificates for the senior notes will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global note that is exchangeable pursuant to the preceding sentence shall be exchangeable for senior note certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

      This section describes the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Units and common stock acquired under a purchase contract. This summary deals only with Units, senior notes, Treasury securities, interests in the Treasury portfolio and common stock that are held as capital assets by holders that purchase Units upon original issuance at the offering price. This section does not apply to you if you are a member of a special class of holders subject to special rules such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank or financial institution,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns Units, senior notes, Treasury securities, interests in the Treasury portfolio or shares of common stock that are a hedge or that are hedged against interest rate risks,

•	a person that owns Units, senior notes, Treasury securities, interests in the Treasury portfolio or shares of common stock as part of a straddle or conversion transaction for tax purposes, or

•	a U.S. Holder (as defined below) whose functional currency for tax purposes is not the U.S. Dollar.

      If you purchase Units at a price other than the offering price, special rules may apply to you. You should consult your tax advisor regarding this possibility.

      This section is based upon the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

      This summary is not tax advice tailored to your particular circumstances. Please consult your own tax advisor concerning the tax consequences of purchasing, owning and disposing of the Units, senior notes, Treasury securities, interests in the Treasury portfolio or common stock in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

U.S. Holders

      This subsection describes the material U.S. federal income tax consequences to a U.S. holder. You are a “U.S. holder” if you are a beneficial owner of a Unit and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust (and certain other trusts that have elected to continue to be treated as U.S. trusts).

      If you are not a U.S. holder, this subsection does not apply to you and you should refer to “— Non-U.S. Holders,” below.

      Partnerships are subject to special tax rules. The situations of a partnership for U.S. federal income tax purposes may depend on characteristics of its partners and the partnership’s activities. If you are a partnership, please consult your own tax advisor concerning the tax consequences of an investment in the Units.

Units

      Allocation of Purchase Price. Your acquisition of a Unit will be treated as an acquisition of a unit consisting of the senior note and the purchase contract that constitute such Unit. The purchase price of each Unit will be allocated between the two components in proportion to their respective fair market values at the time of purchase. Such allocation will establish your initial federal income tax basis in the senior note and the purchase contract. We will report the fair market value of each senior note as $25.00 and the fair market value of each purchase contract as $0.00. This position will be binding upon you (but not on the Internal Revenue Service) unless you explicitly disclose a contrary position on a statement attached to your timely filed federal income tax return for the taxable year in which a Unit is acquired. Thus, absent such disclosure, you should allocate the purchase price for a Unit in accordance our position. The remainder of this discussion assumes that this allocation of the purchase price will be respected for federal income tax purposes.

      Ownership of Senior Notes or Treasury Securities. You will be treated as owning the senior notes or portion of the Treasury portfolio constituting a part of a Corporate Unit, or an interest in a Treasury security constituting a part of a Treasury Unit, for federal income tax purposes. We and, by acquiring Units, you agree to treat the senior notes or Treasury securities constituting a part of the Units as owned by you for all tax purposes, and the remainder of this summary assumes such treatment. The federal income tax consequences of owning the senior notes or Treasury securities are discussed below (see “— Senior Notes” and “— Treasury Securities”).

      Sales, Exchanges or Other Taxable Dispositions of Units. Upon a sale, exchange or other taxable disposition of a Unit, you will be treated as having sold, exchanged or disposed of the purchase contract and the senior notes, the applicable ownership interest in the Treasury portfolio or the Treasury securities that constitute such Units. You will generally recognize gain or loss equal to the difference between the portion of the proceeds allocable to the purchase contract and the senior notes, or the applicable ownership interest in the Treasury portfolio or Treasury securities, as the case may be, and your respective adjusted federal income tax basis in the purchase contract and the senior notes, or the applicable ownership interest in the Treasury portfolio or Treasury securities, as the case may be. To the extent you are treated as receiving an amount with respect to accrued acquisition discount (as described below under “— Remarketing and Special Event Redemption of Senior Notes — Interest Income and Original Issue Discount”) with respect to the applicable ownership interest in the Treasury portfolio or Treasury securities, such amount will be treated as ordinary income to the extent not previously included in income. To the extent you are treated as receiving an amount with respect to an accrued contract adjustment payment, you should treat this amount consistently with the treatment of contract adjustment payments (as described below under “— Purchase Contracts — Contract Adjustment Payments”). Gain or loss from the sale of the purchase contract and the senior notes, or the applicable ownership interest in the Treasury portfolio or Treasury securities, as the case may be, will generally be capital gain or loss, except that gain or loss on the senior notes may be treated as ordinary income or loss, as discussed below. The rules that govern the determination of the character of gain or loss on the disposition of the senior notes are summarized under “— Senior Notes — Sales, Exchanges or Other Taxable Dispositions of Senior Notes.” Capital gain or loss will generally be long-term capital gain or loss if the Unit was held for more than one year at the time of disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses may be subject to limitation.

      If you dispose of a Unit when the purchase contact has negative value, you should be considered to have received additional consideration for the senior notes, or the applicable ownership interest in the Treasury portfolio or Treasury securities, as the case may be, in an amount equal to such negative value and to have paid such amount to be released from your obligation under the purchase contract. If such deemed additional consideration with respect to a senior note results in income, such income should be ordinary and may not be offset by a loss realized with respect to the purchase contract.

      In determining gain or loss, contract adjustment payments that have been received but have not previously been included in your income should either reduce your adjusted federal income tax basis in the purchase contract or result in an increase in the amount realized on the disposition of the purchase contract. Any contract adjustment payments included in income but not paid should increase your adjusted federal income tax basis in the purchase contract (see “— Purchase Contracts — Contract Adjustment Payments,” below).

Senior Notes

      Original Issue Discount. Because of the manner in which the interest rate on the senior notes is reset, the senior notes should be classified as contingent payment debt instruments subject to the “noncontingent bond method” for accruing original issue discount, as set forth in the applicable Treasury regulations. We intend to treat the senior notes as such, and the remainder of this discussion assumes that the senior notes will be so treated for federal income tax purposes. As discussed more fully below, the effects of applying such method will be (1) to take income into account under a “comparable yield” of the senior notes; (2) for all accrual periods ending on or prior to February 16, 2007 to require you to accrue interest income in excess of interest payments actually received; and (3) generally to result in ordinary, rather than capital, treatment of any gain or loss on the sale, exchange or other taxable disposition of the senior notes. See “— Sales, Exchanges or Other Taxable Dispositions of Senior Notes,” below. However, our position that the senior notes should be classified as contingent payment debt instruments is not binding on the Internal Revenue Service. If the senior notes were instead treated as variable rate debt instruments, our interest deductions and your interest accruals would generally be different than they would have been under the noncontingent bond method.

      As a holder of the senior notes, you will accrue original issue discount on a constant yield to maturity basis based on a yield equal to the “comparable yield” of the senior notes. The “comparable yield” of the senior notes will generally be the rate at which we would issue a fixed-rate debt instrument with terms and conditions similar to the senior notes. We are required to provide the “comparable yield” and, solely for federal income tax purposes, a projected payment schedule based on the comparable yield, to holders of the senior notes. We have determined that the comparable yield is                     % and the projected payments for the senior notes per $25 of principal amount are $                    on August 16, 2004, $                    for each subsequent payment date on or prior to February 16, 2007 and $                    for each payment after February 16, 2007. We have also determined that the projected payment for the senior notes, per $25 of principal amount, at the maturity date is $                    (which includes the stated principal amount of the senior notes as well as the final projected interest payment).

      If after February 16, 2007, the remaining amounts of principal and interest payable on the senior notes differ from the payments set forth on the foregoing projected payment schedule, negative or positive adjustments reflecting such difference should generally be taken into account as adjustments to interest income in a reasonable manner over the period to which they relate. We expect to account for any such difference with respect to a period as a positive or negative adjustment with respect to such period. Net positive adjustments in a taxable year will generally constitute additional interest income; net negative adjustments in a taxable year may reduce prior accruals of interest income for such taxable year, constitute an ordinary loss or may be carried forward as a net negative adjustment to a succeeding year. Please consult your tax advisor in such a situation.

      As a holder of senior notes, you are generally bound by the “comparable yield” and projected payment schedule provided by us unless either is unreasonable. If you use your own “comparable yield” or projected payment schedule, then you must explicitly disclose this fact and the reason that you have used you own “comparable yield” or projected payment schedule. In general, such a disclosure must be made on a statement attached to your timely filed federal income tax return for the taxable year that includes the date of your acquisition of senior notes.

      The foregoing “comparable yield” and projected payment schedule are supplied solely for computing income under the noncontingent bond method for federal income tax purposes and do not constitute a projection or representation as to the amounts that a holder of senior notes or Corporate Units will actually receive.

      Adjustment to Tax Basis in Senior Notes. Your tax basis in a senior note will be increased by the amount of any original issue discount income recognized with respect to the senior note and decreased by the amount of any projected payments made with respect to the senior note through the computation date.

      Sales, Exchanges or Other Taxable Dispositions of Senior Notes. You will recognize gain or loss on a disposition of a senior note (including a redemption for cash or upon the remarketing thereof) in an amount equal to the difference between the amount realized on the disposition of such senior note and your adjusted federal income tax basis in such senior note. Selling expenses you incur, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized upon a disposition of a senior note. Gain recognized on the disposition of a senior note prior to the date of the last scheduled interest payment within the six-month period subsequent to the reset date will generally be treated as ordinary interest income. Loss recognized on the disposition of a senior note (reduced by the total net negative adjustments) on or before the date of the last scheduled interest payment within the six-month period subsequent to the reset date will generally be treated as ordinary loss to the extent of such holder’s prior inclusions of original issue discount on the senior note and as capital loss thereafter. In general, gain or loss recognized on the sale, exchange or other disposition of a senior note after the date of the last scheduled interest payment within the six-month period subsequent to the reset date will be capital gain or loss, except that gain representing the excess, if any, of the fixed amount of total remaining payments on the senior note over the total remaining payments set forth on the projected payment schedule for such senior note will be treated as ordinary interest income. The deductibility of capital losses may be subject to limitations.

Treasury Securities

      Original Issue Discount. If you hold Treasury Units, you will be required to treat your ownership interest in the Treasury securities constituting a Treasury Unit as an interest in a bond that was originally issued on the date you acquired such Treasury securities and which has original issue discount equal to the excess of the amount payable at maturity of such Treasury securities over the purchase price thereof. You will be required to include such original issue discount in income on a constant yield to maturity basis over the period between the purchase date of such Treasury securities and the maturity date of such Treasury securities, regardless of your method of tax accounting and in advance of the receipt of cash attributable to such original issue discount. Amounts of original issue discount included in your gross income will increase your adjusted federal income tax basis in the Treasury securities.

      Sales, Exchanges or Other Taxable Dispositions of Treasury Securities. As discussed below, in the event that you obtain the release of Treasury securities by delivering senior notes or the applicable ownership interest in the Treasury portfolio to the collateral agent, you will generally not recognize gain or loss upon such substitution. You will recognize gain or loss on a subsequent disposition of the Treasury securities in an amount equal to the difference between the amount you realize on such disposition and your adjusted federal income tax basis in the Treasury securities, except to the extent you are treated as receiving an amount with respect to accrued acquisition discount (as described below in “— Remarketing and Special Event Redemption of Senior Notes — Interest Income and Original Issue Discount”) on the Treasury securities, which amount will be treated as ordinary income. Such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if you held such Treasury securities for more than one year at the time of the disposition. The deductibility of capital losses may be subject to limitations.

Purchase Contracts

      Contract Adjustment Payments. There is no direct authority addressing the treatment, under current law, of contract adjustment payments, and such treatment is, therefore, unclear. Contract adjustment payments may constitute taxable income to a holder of Units when received or accrued, in accordance with the holder’s regular method of tax accounting. To the extent we are required to file information returns with respect to contract adjustment payments, we intend to report such payments as ordinary taxable income, and the following discussion assumes that the contract adjustment payments constitute ordinary income to you on a current basis. You should consult your tax advisor concerning the treatment of contract adjustment payments, including the possibility that any contract adjustment payment may be treated as a purchase price adjustment or rebate rather than being includible in income on a current basis. The treatment of contract adjustment payments could affect your adjusted federal income tax basis in a purchase contract or common stock received under a purchase contract or the amount realized by a holder upon the sale or disposition of a Unit or the termination of a purchase contract. See “— Units — Sales, Exchanges or Other Taxable Dispositions of Units,” “— Acquisition of Common Stock Under a Purchase Contract” and “— Termination of Purchase Contract.”

      Acquisition of Common Stock Under a Purchase Contract. You will generally not recognize gain or loss on the purchase of common stock under a purchase contract, including upon an early settlement, except with respect to any cash paid in lieu of a fractional share of common stock. Subject to the following discussion, your aggregate initial federal income tax basis in the common stock received under a purchase contract should generally equal the purchase price paid for such common stock plus your adjusted federal income tax basis in the purchase contract, if any, less the portion of such purchase price and adjusted federal income tax basis allocable to a fractional share. The holding period for common stock received under a purchase contract will commence on the date following the acquisition of such common stock.

      Ownership of Common Stock Acquired Under the Purchase Contract. Any distribution with respect to common stock that we pay out of our current or accumulated earnings and profits (as determined for federal income tax purposes) will constitute a dividend and will be includible in income by you when received. Any such dividends will be eligible for the dividends received deduction if received by an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends received deduction. Upon a disposition of common stock, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted federal income tax basis in the common stock. Such capital gain or loss will generally be long-term capital gain or loss if you held such common stock for more than one year at the time of such disposition. The deductibility of capital losses may be subject to limitations.

      Upon a disposition of common stock, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted federal income tax basis in the common stock. Such capital gain or loss will generally be long-term capital gain or loss if you held such common stock for more than one year at the time of such disposition. The deductibility of capital losses is subject to limitations.

      Termination of Purchase Contract. If a purchase contract terminates, you will recognize gain or loss equal to the difference between the amount realized, if any, upon such termination and your adjusted federal income tax basis, if any, in the purchase contract at the time of such termination. Any contract adjustment payments you receive that you have not previously included in income should either reduce your adjusted federal income tax basis in the purchase contract or increase the amount realized on the termination of the purchase contract. Any contract adjustment payments included in your income but not received should increase your adjusted federal income tax basis in the purchase contract. Gain or loss recognized will generally be capital gain or loss and will generally be long-term capital gain or loss if you held such purchase contract for more than one year at the time of such termination. The deductibility of capital losses may be subject to limitations. You will not recognize gain or loss on the receipt of your senior notes, Treasury securities or the applicable ownership interest in the Treasury portfolio upon termination of the purchase contract and you will have the same adjusted federal income tax basis and holding period in such senior notes, Treasury securities or the applicable ownership interest in the Treasury portfolio as before such termination.

      Adjustment to Settlement Rate. As a holder of Units, you might be treated as receiving a constructive dividend distribution from us if (1) the settlement rate is adjusted and as a result of such adjustment the proportionate interest of holders of the Units in our assets or earnings and profits is increased and (2) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate will not be considered made pursuant to such a formula if the adjustment is made to compensate you for certain taxable distributions with respect to the common stock. Certain adjustments to the settlement rate may be treated as a constructive distribution to you even though you have not received any cash or property as a result of such adjustments. Thus, under certain circumstances, an increase in the settlement rate might give rise to a taxable dividend, return of capital or capital gain to you under the Code even though you would not receive any cash related thereto. In addition, in certain situations, you might be treated as receiving a constructive distribution if we fail to adjust the settlement rate.

      Substitution of Treasury Securities to Create or Recreate Treasury Units. If you hold Corporate Units and deliver Treasury securities to the collateral agent in substitution for senior notes or the applicable ownership interest in the Treasury portfolio, you generally will not recognize gain or loss upon the delivery of such Treasury securities or the release of the senior notes or the applicable ownership interest in the Treasury portfolio to you. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by you with respect to such Treasury securities and senior notes or the applicable ownership interest in the Treasury portfolio, and your adjusted federal income tax bases in the Treasury securities and the senior notes or the applicable ownership interest in the Treasury portfolio and the purchase contract will not be affected by such delivery and release.

      Substitution of Senior Notes to Recreate Corporate Units. If you hold Treasury Units and deliver senior notes to the collateral agent in substitution for Treasury securities, you will generally not recognize gain or loss upon the delivery of such senior notes or the release of the Treasury securities to you. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by you with respect to such Treasury securities and senior notes, and your adjusted federal income tax bases in the Treasury securities, the senior notes and the purchase contract will not be affected by such delivery and release.

Remarketing and Special Event Redemption of Senior Notes

      A remarketing or special event redemption will be a taxable event for holders of senior notes, which will have the federal income tax consequences described under “— Senior Notes — Sales, Exchanges or Other Taxable Dispositions of Senior Notes.”

      Ownership of Treasury Portfolio. As a holder of a Unit, you should be treated as the owner, for federal income tax purposes, of your applicable ownership interest in the Treasury portfolio constituting a part of the Corporate Units beneficially owned by you in the event of a remarketing of the senior notes or a special event redemption. You will include in income any amount earned on such pro rata portion of the Treasury portfolio for all federal income tax purposes.

      Interest Income and Original Issue Discount. Following a remarketing of the senior notes prior to the final remarketing date or a special event redemption, you, as a holder of Corporate Units, will be required to treat your pro rata portion of each Treasury security in the Treasury portfolio as a bond that was originally issued on the date the collateral agent acquired the relevant Treasury securities and that has original issue discount (or, in the case of short-term Treasury securities, acquisition discount, each as defined below) equal to your pro rata portion of the excess, if any, of the amounts payable on such Treasury securities over your pro rata portion of the purchase price of the Treasury securities that the collateral agent acquired on behalf of holders of Corporate Units. Whether you are on the cash or accrual method of tax accounting, if such original issue discount exists, you will be required to include it (but not acquisition discount on short-term Treasury securities, as defined below) in income for federal income tax purposes as it accrues on a constant yield to maturity basis. Such original issue discount may constitute only a portion of the total amounts accruing or payable in respect of the Treasury portfolio. Consequently, a portion of each scheduled payment to you may be treated as a return of your investment in the Treasury portfolio and the remainder may be considered current income for federal income tax purposes. In addition, if the Treasury portfolio contains interest-paying securities, you will be required to recognize ordinary income to the extent of your pro rata portion of the interest paid with respect to such Treasury securities.

      In the case of any Treasury security with a maturity of one year or less from the date of its issue (a “short-term Treasury security”), in general, you will be required to include the excess of the amount payable at maturity with respect to such Treasury security over your federal income tax basis in the short-term Treasury security (“acquisition discount”) in income as it accrues only if you are an accrual-basis taxpayer. If you are such an accrual-basis taxpayer, you can elect to accrue the acquisition discount on a short-term Treasury security on a constant yield to maturity basis; otherwise, such acquisition discount will be accrued on a straight-line basis. If you obtain the release of your applicable ownership interest of the Treasury portfolio and subsequently dispose of such interest, you will recognize ordinary income on such disposition to the extent of any gain realized on any short-term Treasury security that does not exceed an amount equal to the ratable share of the acquisition discount on such Treasury security not previously included in income.

      Tax Basis of the Treasury Portfolio. Your initial federal income tax basis in your applicable ownership interest of the Treasury portfolio will equal your pro rata portion of the amount paid by the collateral agent for the Treasury portfolio. Your adjusted federal income tax basis in the Treasury portfolio will be increased by the amount of original issue discount or acquisition discount included in income with respect thereto and decreased by the amount of any cash received with respect to the Treasury portfolio.

Non-U.S. Holders

      The following summary is addressed to non-U.S. holders. A non-U.S. holder is a holder that is an individual, corporation, trust or estate that is not a U.S. person for U.S. federal income tax purposes. Special rules may apply if such non-U.S. holder is a “controlled foreign corporation,” “passive foreign investment company” or “foreign personal holding company” and is subject to special treatment under the Code. In addition, this summary does not address holders that at any time beneficially and/or constructively own more than 10% of the Units or the common stock. A non-U.S. holder that falls within any of the foregoing categories should consult its tax advisor to determine the U.S. federal, state, local and foreign tax consequences that may be relevant to it. Further, this summary does not address all of the special rules that may be applicable to foreign-related partnerships or partnerships with foreign partners. If you are a partnership holding Units, please consult your own tax advisor concerning the tax, withholding and reporting rules that may apply to you.

U.S. Federal Withholding Tax

      Subject to the discussion below on backup withholding, U.S. federal withholding tax will not apply to any payment of principal or interest (including original issue discount and acquisition discount) on the senior notes, the Treasury securities or the applicable ownership interest in the Treasury portfolio, provided that:

•	in the case of the senior notes, the non-U.S. holder does not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury regulations;

•	in the case of the senior notes, the non-U.S. holder is not a controlled foreign corporation that is related to us through stock ownership; and

•	(a) the non-U.S. holder provides its name, address and certain other information on an Internal Revenue Service Form W-8BEN (or a suitable substitute form), and certifies, under penalties of perjury, that it is not a U.S. person or (b) the non-U.S. holder holds its senior notes, Treasury securities or applicable ownership interest in the Treasury portfolio through certain foreign intermediaries or certain foreign partnerships and certain certification requirements are satisfied.

      In general, U.S. federal withholding tax at a rate of 30% will apply to the dividends, if any (and generally any deemed dividends resulting from certain adjustments or failures to make an adjustment as described under “— U.S. Holders — Purchase Contracts — Adjustment to Settlement Rate”), paid on the shares of common stock acquired under the purchase contract and should apply to any contract adjustment payments made with respect to a purchase contract. It is possible that U.S. withholding tax on deemed dividends would be withheld from interest paid to a non-U.S. holder. If a tax treaty applies, a non-U.S. holder may be eligible for a reduced rate of withholding. Similarly, contract adjustment payments or dividends that are effectively connected with the conduct of a trade or business by a non-U.S. holder within the U.S. (and, where an applicable tax treaty so provides, are also attributable to a U.S. permanent establishment maintained by the non-U.S. holder) are not subject to the U.S. federal withholding tax, but instead are subject to U.S. federal income tax, as described below. In order to claim any such exemption or reduction in the 30% withholding tax, a non-U.S. holder should provide a properly executed Internal Revenue Service Form W-8BEN (or suitable substitute form) claiming a reduction of or an exemption from withholding under an applicable tax treaty or a properly executed Internal Revenue Service Form W-8ECI (or a suitable substitute form) stating that such payments are not subject to withholding tax because they are effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S.

      Subject to the discussion below on backup withholding, U.S. federal withholding tax will not apply to any gain or income realized by a non-U.S. holder on the sale, exchange or other disposition of the Units, purchase contracts, senior notes, Treasury securities, applicable ownership interest in the Treasury portfolio or common stock acquired under the purchase contracts. As regards dispositions of our common stock, we have not been, are not and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes.

U.S. Federal Income Tax

      If a non-U.S. holder is engaged in a trade or business in the U.S. (and, if a tax treaty applies, if the non-U.S. holder maintains a permanent establishment within the U.S.) and interest (including original issue discount and acquisition discount) on the senior notes, the Treasury securities and the applicable ownership interest in the Treasury portfolio, dividends on the common stock and, to the extent they constitute taxable income, contract adjustment payments made with respect to the purchase contracts are effectively connected with the conduct of such trade or business (and, if a tax treaty applies, attributable to such permanent establishment), such non-U.S. holder will be subject to U.S. federal income tax (but not withholding tax), on such interest, original issue discount, acquisition discount, dividends and contract adjustment payments on a net income basis in the same manner as if such non-U.S. holder were a U.S. holder. In addition, in certain circumstances, a non-U.S. holder that is a foreign corporation may be subject to a 30% (or, if a tax treaty applies, such lower rate as provided) branch profits tax.

      Any gain or income realized on the disposition of a Unit, a purchase contract, a Treasury security, the applicable ownership interest in the Treasury portfolio or common stock acquired under the purchase contract will generally not be subject to U.S. federal income tax unless:

•	such gain or income is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States; or

•	such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Backup Withholding and Information Reporting

      Unless a holder is an exempt recipient, such as a corporation or a non-U.S. holder, payments made with respect to the Units, senior notes, Treasury securities, the applicable ownership interest in the Treasury portfolio or common stock, the proceeds received with respect to a fractional share of common stock upon the settlement of a purchase contract, and the proceeds received from a sale of Units, senior notes, Treasury securities, the applicable ownership interest in the Treasury portfolio or common stock may be subject to information reporting and may also be subject to U.S. federal backup withholding at the applicable rate if such U.S. holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. An exempt recipient, such as a corporation or a non-U.S. holder, may be required to establish their exempt status in order to avoid backup withholding. In the case of a non-U.S. holder, completion of Internal Revenue Service Form W-8BEN or W-8ECI (discussed above under “— Non-U.S. Holders — U.S. Federal Withholding Tax”) is generally sufficient to establish exemption.

      Any amounts withheld under the backup withholding rules may be allowed as a credit against the holder’s U.S. federal income tax liability provided the required information is furnished by the holder to the Internal Revenue Service.

CERTAIN ERISA CONSIDERATIONS

      Persons who are “fiduciaries” with respect to pension, profit-sharing or other employee benefits plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or entities that are deemed to hold the assets of such plans (collectively, “ERISA Plans”) must consider their duties with respect to such ERISA Plans before authorizing an investment in the Units. In considering an investment of the assets of an ERISA Plan in the Units (and any securities comprising or underlying such Units), a fiduciary must, among other things, comply with the requirements of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan.

      Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. Such parties in interest or disqualified persons could include, without limitation, Albertsons, the underwriters, the indenture trustee, the collateral agent, the remarketing agent, the purchase contract agent and their affiliates.

      Although certain plans, including governmental plans (as defined in Section 3(32) of ERISA) (“Governmental Plans”) and church plans (as defined in Section 3(33) of ERISA) that have not made an election under Section 410(d) of the Code (“Church Plans”), are not subject to ERISA or Section 4975 of the Code, they may be subject to other federal, state or local laws that are similar to ERISA or Section 4975 of the Code (a “Similar Law”). A fiduciary of a Governmental Plan or a Church Plan should make its own determination as to the requirements, if any, under a Similar Law applicable to the purchase of the Units.

      The Units may be acquired by an ERISA Plan, a Governmental Plan or a Church Plan but only if the acquisition is not a prohibited transaction or a violation of a Similar Law or is exempt under the prohibited transaction rules or any provisions of a Similar Law, as applicable. Therefore, each purchaser of the Units will be deemed to represent that either (A) no assets of a Plan, a Governmental Plan or a Church Plan have been used to purchase or hold such Units or (B) the purchase and holding of the Units are exempt from the prohibited transaction restrictions of ERISA and the Code and any provisions of a Similar Law, as applicable, pursuant to one or more statutory or administrative exemptions.

      The exemptions described above include United States Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by a qualified professional asset manager; PTCE 96-23, regarding investments effected by an in-house asset manager; and PTCE 95-60 and Section 401(c) of ERISA, regarding investments by insurance company general accounts. However, there can be no assurance that any of these PTCE’s or any other exemption will be available with respect to any particular transaction involving the Units.

      Any fiduciary considering the purchase of Units on behalf of a Plan, a Governmental Plan or a Church Plan should consult with legal counsel regarding the potential consequences to the Plan, Governmental Plan or Church Plan under ERISA, the Code or any Similar Law of an investment in the Units.

UNDERWRITING

      Banc of America Securities LLC is acting as the sole book-running manager of the offering and as a representative of the underwriters named below. We have entered into a firm commitment underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and each underwriter has severally agreed to purchase from us, the number of Corporate Units listed next to its name in the following table:

Number of Corporate
Underwriters	Units

Banc of America Securities LLC

Total	40,000,000

      The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the Corporate Units if they buy any of them. The underwriters will sell the Corporate Units to the public when and if the underwriters buy the Corporate Units from us.

      The underwriters will initially offer the Corporate Units to the public at the price specified on the cover page of this prospectus. The underwriters may also allow a concession of not more than $                    per Corporate Unit to selected dealers. The underwriters may also allow, and those dealers may reallow, a concession of not more than $                    per Corporate Unit to some other dealers. If all the Corporate Units are not sold at the public offering price, the underwriters may change the public offering price and the other selling terms. The Corporate Units are offered subject to a number of conditions, including:

•	receipt and acceptance of the Corporate Units by the underwriters, and

•	the underwriters’ right to reject orders in whole or in part.

      Over-Allotment Option. We have granted the underwriters an over-allotment option to buy up to 6,000,000 additional Corporate Units at the same price per Corporate Unit as they are paying for the Corporate Units shown in the table above. These additional Corporate Units would cover sales of Corporate Units by the underwriters which exceed the total number of Corporate Units shown in the table above. The underwriters may exercise this option at any time so long as the sale is settled within the 30-day period starting on the date of this prospectus. To the extent that the underwriters exercise this option, each underwriter will purchase additional Corporate Units from us in approximately the same proportion as it purchased the Corporate Units shown in the table above. If purchased, the additional Corporate Units will be sold by the underwriters on the same terms as those on which the other Corporate Units are sold.

      Discounts and Commissions. The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriters by us. These amounts are shown assuming no exercise and full exercise of the underwriters’ option to purchase additional Corporate Units.

      We estimate that the expenses of this offering to be paid by us, not including underwriting discounts and commissions, will be approximately $                    .

Paid by Us

	No Exercise	Full Exercise

Per Corporate Unit	$	$
Total	$	$

      Listing. Prior to this offering, there has been no public market for the Corporate Units. We will apply to list the Corporate Units on the New York Stock Exchange, but we cannot assure you that our listing application will be approved.

      Stabilization. In connection with this offering, Banc of America Securities LLC, on behalf of the underwriters, may purchase and sell Corporate Units in the open market and engage in activities that stabilize, maintain or otherwise affect the price of the Corporate Units, including:

•	stabilizing transactions;

•	short sales;

•	syndicate covering transactions;

•	imposition of penalty bids; and

•	purchases to cover positions created by short sales.

      Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Corporate Units while this offering is in progress. Stabilizing transactions may include making short sales of the Corporate Units, which involves the sale by the underwriters of a greater number of Corporate Units than they are required to purchase in this offering, and purchasing Corporate Units from us or in the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ over-allotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. Syndicate covering transactions involve purchases of Corporate Units in the open market after the distribution has been completed in order to cover syndicate short positions.

      Banc of America Securities LLC, on behalf of the underwriters, may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing Corporate Units in the open market. In making this determination, the underwriters will consider, among other things, the price of the Corporate Units available for purchase in the open market compared to the price at which the underwriters may purchase Corporate Units through the over-allotment option.

      A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Corporate Units in the open market that could adversely affect investors who purchased in this offering. To the extent that the underwriters created a naked short position, they will purchase Corporate Units in the open market to cover the position.

      The representatives may also impose a penalty bid on underwriters and dealers participating in the offering. This means that the representatives may reclaim from any syndicate members or other dealers participating in the offering the commissions on Corporate Units sold by them and purchased by the representatives in stabilizing or short covering transactions.

      These activities may have the effect of raising or maintaining the market price of the Corporate Units or preventing or retarding a decline in the market price of the Corporate Units. As a result of these activities, the price of the Corporate Units may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

      Lock-up Agreements. We, our directors and executive officers have entered into lock-up agreements with the underwriters. Under these agreements, subject to certain exceptions, we, these directors and these executive officers may not, without the prior written approval of Banc of America Securities LLC, offer, sell, contract to sell or otherwise dispose of or hedge any Corporate Units, any shares of our common stock or any securities convertible into or exchangeable for our common stock or publicly announce the intention to do any of the foregoing. The restrictions will be in effect for a period of 60 days after the date of this prospectus. Banc of America Securities LLC in its sole discretion may release any of the securities subject to these lock-up arrangements at any time without notice.

      Indemnification. We will indemnify the underwriters against some liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

      Online Offering. A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters participating in this offering. Other than the prospectus in electronic format, the information on any such web site, or accessible through any such web site, is not part of the prospectus. The representatives may agree to allocate a number of Corporate Units to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make Internet distributions on the same basis as other allocations.

      We undertake that, upon receipt by us of a request by an investor or his or her representative within the period starting from the date of this prospectus and ending on the closing date of this offering or such further date as may be required by applicable law, we will transmit or cause to be transmitted promptly, without charge, a paper copy of this prospectus to such investor or representative. Such request may be sent to: Corporate Secretary, Albertson’s, Inc., 250 Parkcenter Boulevard, Boise, Idaho 83706, telephone: (208) 395-6200.

      Remarketing. This prospectus, as amended or supplemented, may be used by the remarketing agent for remarketing of the senior notes at such time as is necessary or upon early settlement of the purchase contracts.

      Conflicts/ Affiliates. The underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other services to us, our affiliates and Shaw’s for which services they have received, and may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our debt and equity securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans.

      Banc of America Securities LLC acted as our exclusive financial advisor in connection with the Shaw’s acquisition. An affiliate of Banc of America Securities LLC has provided a financing commitment in relation to our new senior revolving bridge facility. Bank of America, N.A., an affiliate of Banc of America Securities LLC, is the administrative agent and a lender in relation to certain of our existing revolving credit facilities.

LEGAL MATTERS

      The validity of the securities offered hereby will be passed upon for us by Jones Day, Cleveland, Ohio, and for the underwriters by Shearman & Sterling LLP, New York, New York.

EXPERTS

      The financial statements incorporated in this prospectus by reference from Albertson’s, Inc.’s Annual Report on Form 10-K for the year ended January 29, 2004 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, (which report expresses an unqualified opinion and includes explanatory paragraphs related to changes in methods of accounting for goodwill, closed stores and vendor funds, and to the agreement to purchase all of the outstanding capital stock of JS USA Holdings Inc.) and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be read and copied at the SEC’s Public Reference Room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. Our website is www.albertsons.com. The information on our website does not form a part of this prospectus.

INCORPORATION BY REFERENCE

      The SEC allows us to “incorporate by reference” the documents that we file with the SEC in this prospectus. This means that we can disclose information to you by referring you to those documents. Any information we incorporate in this manner is considered part of this prospectus except to the extent updated and superseded by information contained in this prospectus. Some information we file with the SEC after the date of this prospectus and until any offering made under this prospectus is completed will automatically update and supersede the information contained in this prospectus.

      We incorporate by reference the following documents (Commission File No. 001-06187) that we have filed with the SEC and any filings that we will make with the SEC in the future under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until any offering made under this prospectus is completed:

•	our Annual Report on Form 10-K for the year ended January 29, 2004;

•	the description of our common stock included in our Registration Statement on Form 8-A filed with the SEC on January 29, 1976, and all amendments or reports filed for the purpose of updating such description; and

•	the description of the preferences and rights of our Junior Preferred Stock included in our Registration Statement on Form 8-A filed with the SEC on March 4, 1997, as amended by Amendment No. 1 on Form 8-A filed with the SEC on August 6, 1998, Amendment No. 2 on Form 8-A dated March 25, 1999, and Amendment No. 3 on Form 8-A filed with the SEC on September 30, 2003, and all amendments or reports filed for the purpose of updating such description.

      We will provide without charge, upon written or oral request, a copy of any of the documents that are incorporated by reference into this prospectus (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested). Requests should be directed to: Corporate Secretary, Albertson’s, Inc., 250 Parkcenter Boulevard, Boise, Idaho 83706, telephone number (208) 395-6200.

________________________________________________________________________________

40,000,000 HITSTM

(Initially Consisting of 40,000,000 Corporate Units)

ALBERTSON’S, INC.

               % Hybrid Income Term Security Units

Prospectus

                    , 2004

Sole Book-Running Manager

Banc of America Securities LLC

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

      Set forth below is an estimate (except for the SEC registration fee) of the fees and expenses payable by the registrant in connection with the sale of securities being registered.

SEC registration fee	$291,410
New York Stock Exchange listing application fee	*
Blue sky qualification fees and expenses	*
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees	*
Rating agency fee	*
Fees of trustee, purchase contract agent and collateral agent	*
Miscellaneous	*
Total	*

*	To be completed by amendment.

Item 15.	Indemnification of Directors and Officers.

      The registrant’s By-Laws provide that each person who was or is made a party to, or is involved in, any pending or completed action, suit or proceeding by reason of the fact that he or she was a director or officer of the registrant (or is or was serving at the request of the registrant as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the registrant, to the fullest extent authorized by the General Corporation Law of the State of Delaware, or DGCL.

      The registrant is a Delaware corporation. Reference is made to Section 145 of the DGCL, which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation or business organization against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify the officer or director against the expenses that such present or former officer or director (including attorneys’ fees) actually and reasonably incurred.

      The registrant’s Restated Certificate of Incorporation (as amended) provides that, to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the registrant will not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102 of the DGCL permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting personal liability of directors of a corporation for monetary damages arising from breaches of fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit such personal liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) for the payment of unlawful dividends or unlawful stock purchases or redemptions or (4) for transactions from which the director received an improper personal benefit. We have entered into agreements with our directors providing contractually for indemnification consistent with our Restated Certificate of Incorporation (as amended) and our By-Laws.

      The registrant is insured against various liabilities that it may incur by reason of its indemnification of officers and directors in accordance with its By-Laws. In addition, directors and officers are insured, at the registrant’s expense, against certain liabilities which might arise out of their directorship or employment, respectively, and not subject to indemnification under the By-Laws.

      The foregoing summaries are subject to the complete text of the statute, the registrant’s Restated Certificate of Incorporation (as amended), By-Laws and agreements referred to above and are qualified in their entirety by reference thereto.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibit
Number		Description of Document

1	.1*	Form of Underwriting Agreement.
4.1		Restated Certificate of Incorporation (as amended) is incorporated herein by reference to Exhibit 3.1 of Form 10-Q for the quarter ended April 30, 1998 (Commission File No. 1-06187).
4	.1.1	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock is incorporated herein by reference to Exhibit 3.1.1 of Form 10-K for the year ended January 30, 1997 (Commission File No. 1-06187).
4	.1.2	Amendment to Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock is incorporated herein by reference to Exhibit 3.1.2 of Form 10-K for the year ended January 28, 1999 (Commission File No. 1-06187).
4.2		By-Laws amended on March 15, 2001 and December 5, 2003 are incorporated herein by reference to Exhibit 3.2 of Form 10-K for the year ended January 29, 2004 (Commission File No. 1-06187).
4	.3*	Form of Corporate Unit.
4	.4*	Form of Treasury Unit.
4	.5*	Form of Stock Purchase Contract.
4	.6*	Form of Senior Note.
4	.7*	Form of Supplemental Indenture.
4	.8*	Form of Purchase Contract Agreement.
4	.9*	Form of Pledge Agreement.
4	.10*	Form of Remarketing Agreement.
4.11		Stockholder Rights Plan Agreement is incorporated herein by reference to Exhibit 1 of Form 8-A Registration Statement filed with the Commission on March 4, 1997 (Commission File No. 1-06187).
4	.11.1	Amendment No. One to Stockholder Rights Plan Agreement (dated August 2, 1998) is incorporated herein by reference to Exhibit 4.1(b) of Amendment to Form 8-A Registration Statement filed with the Commission on August 6, 1998 (Commission File No. 1-06187).
4	.11.2	Amendment No. Two to Stockholder Rights Plan Agreement (dated March 16, 1999) is incorporated herein by reference to Exhibit 3 of Amendment to Form 8-A Registration Statement filed with the Commission on March 25, 1999 (Commission File No. 1-06187).
4	.11.3	Amendment No. Three to Stockholder Rights Plan Agreement (dated September 26, 2003) is incorporated herein by reference to Exhibit 6 of Amendment to Form 8-A Registration Statement filed with the Commission on September 30, 2003 (Commission File No. 1-06187).
4	.11.4	Agreement of Substitution and Amendment to Stockholder Rights Plan Agreement (effective February 26, 2002) is incorporated herein by reference to Exhibit 5 of Amendment to Form 8-A Registration Statement filed with the Commission on September 30, 2003 (Commission File No. 1-06187).

Exhibit
Number		Description of Document

4.12		Indenture, dated as of May 1, 1992, between Albertson’s, Inc. and U.S. Bank Trust National Association, as Trustee, as successor-in-interest to the trust business of Morgan Guaranty Trust Company of New York, is incorporated herein by reference to Exhibit 4.1 of Form S-3 Registration Statement 333-41793 filed with the Commission on December 9, 1997.
4.13		Senior Indenture dated May 1, 1995, between American Stores Company and the First National Bank of Chicago, as Trustee, is incorporated herein by reference to Exhibit 4.1 of Form 10-Q filed by American Stores Company on June 12, 1995 (Commission File Number 1-5392).
5	.1*	Opinion of Jones Day.
8	.1*	Tax Opinion of Jones Day.
12.1		Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1		Independent Auditor’s Consent of Deloitte & Touche LLP.
23	.2*	Consent of Jones Day (included in Exhibit 5.1).
23	.3*	Consent of Jones Day relating to Tax Opinion (included in Exhibit 8.1).
24.1		Power of Attorney.
25.1		Statement of Eligibility of U.S. Bank Trust National under the Trust Indenture Act of 1939 on Form T-1.

*	To be filed by amendment.

Item 17.	Undertakings.

      The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit
Number		Description of Document

1	.1*	Form of Underwriting Agreement.
4.1		Restated Certificate of Incorporation (as amended) is incorporated herein by reference to Exhibit 3.1 of Form 10-Q for the quarter ended April 30, 1998 (Commission File No. 1-06187).
4	.1.1	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock is incorporated herein by reference to Exhibit 3.1.1 of Form 10-K for the year ended January 30, 1997 (Commission File No. 1-06187).
4	.1.2	Amendment to Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock is incorporated herein by reference to Exhibit 3.1.2 of Form 10-K for the year ended January 28, 1999 (Commission File No. 1-06187).
4.2		By-Laws amended on March 15, 2001 and December 5, 2003 are incorporated herein by reference to Exhibit 3.2 of Form 10-K for the year ended January 29, 2004 (Commission File No. 1-06187).
4	.3*	Form of Corporate Unit.
4	.4*	Form of Treasury Unit.
4	.5*	Form of Stock Purchase Contract.
4	.6*	Form of Senior Note.
4	.7*	Form of Supplemental Indenture.
4	.8*	Form of Purchase Contract Agreement.
4	.9*	Form of Pledge Agreement.
4	.10*	Form of Remarketing Agreement.
4.11		Stockholder Rights Plan Agreement is incorporated herein by reference to Exhibit 1 of Form 8-A Registration Statement filed with the Commission on March 4, 1997 (Commission File No. 1-06187).
4	.11.1	Amendment No. One to Stockholder Rights Plan Agreement (dated August 2, 1998) is incorporated herein by reference to Exhibit 4.1(b) of Amendment to Form 8-A Registration Statement filed with the Commission on August 6, 1998 (Commission File No. 1-06187).
4	.11.2	Amendment No. Two to Stockholder Rights Plan Agreement (dated March 16, 1999) is incorporated herein by reference to Exhibit 3 of Amendment to Form 8-A Registration Statement filed with the Commission on March 25, 1999 (Commission File No. 1-06187).
4	.11.3	Amendment No. Three to Stockholder Rights Plan Agreement (dated September 26, 2003) is incorporated herein by reference to Exhibit 6 of Amendment to Form 8-A Registration Statement filed with the Commission on September 30, 2003 (Commission File No. 1-06187).
4	.11.4	Agreement of Substitution and Amendment to Stockholder Rights Plan Agreement (effective February 26, 2002) is incorporated herein by reference to Exhibit 5 of Amendment to Form 8-A Registration Statement filed with the Commission on September 30, 2003 (Commission File No. 1-06187).
4.12		Indenture, dated as of May 1, 1992, between Albertson’s, Inc. and U.S. Bank Trust National Association, as Trustee, as successor-in-interest to the trust business of Morgan Guaranty Trust Company of New York, is incorporated herein by reference to Exhibit 4.1 of Form S-3 Registration Statement 333-41793 filed with the Commission on December 9, 1997.
4.13		Senior Indenture dated May 1, 1995, between American Stores Company and the First National Bank of Chicago, as Trustee, is incorporated herein by reference to Exhibit 4.1 of Form 10-Q filed by American Stores Company on June 12, 1995 (Commission File Number 1-5392).
5	.1*	Opinion of Jones Day.
8	.1*	Tax Opinion of Jones Day.
12.1		Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1		Independent Auditor’s Consent of Deloitte & Touche LLP.
23	.2*	Consent of Jones Day (included in Exhibit 5.1).
23	.3*	Consent of Jones Day relating to Tax Opinion (included in Exhibit 8.1).
24.1		Power of Attorney.
25.1		Statement of Eligibility of U.S. Bank Trust National under the Trust Indenture Act of 1939 on Form T-1.

*	To be filed by amendment.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on March 29, 2004.

ALBERTSON’S, INC.

By:	/s/ FELICIA D. THORNTON

Felicia D. Thornton
Executive Vice President and Chief Financial Officer

Date: March 29, 2004

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

* Lawrence R. Johnston	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	Date: March 29, 2004

/s/ FELICIA D. THORNTON Felicia D. Thornton	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	Date: March 29, 2004

A. Gary Ames	Director

* Cecil D. Andrus	Director	Date: March 29, 2004

* Pamela G. Bailey	Director	Date: March 29, 2004

* Teresa Beck	Director	Date: March 29, 2004

* Henry I. Bryant	Director	Date: March 29, 2004

* Paul I. Corddry	Director	Date: March 29, 2004

* Bonnie G. Hill	Director	Date: March 29, 2004

* Jon C. Madonna	Director	Date: March 29, 2004

* Beth M. Pritchard	Director	Date: March 29, 2004

* Beatriz Rivera	Director	Date: March 29, 2004

J.B. Scott	Director

Will M. Storey	Director

*	This registration statement has been signed on behalf of the above officers and directors by Felicia D. Thornton, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24.1 to this registration statement.

Dated: March 29, 2004	By: /s/ FELICIA D. THORNTON Attorney-in-Fact